SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



Pursuant  to  Section  13  or  15  (d)  of  the  Securities Exchange Act of 1934


Date  of  Report  (Date  of  Earliest  Event  Reported):  November  23,  1999
                                                          -------------------




                       NEW BRUNSWICK SCIENTIFIC CO., INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)




     New  Jersey                                   22-1630072
     -----------                                   ----------
(State of Incorporation)                    (IRS Employer Identification Number)

                                     0-6994
                                     ------
                            (Commission File Number)

                   44 Talmadge Road, Edison, New Jersey 08818
                   ------------------------------------------
                    (Address of Principal Executive Offices)

                 Registrant's Telephone Number:  (732) 287-1200
                                                 --------------



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Item  2.  Acquisition  of  Assets
          -----------------------

     On November 23, 1999, New Brunswick Scientific Co., Inc. (the "Company") acquired all of the outstanding common stock of DJM Cryo-Research Limited and the net assets of DJM Fabrications, collectively DJM, a United Kingdom
Corporation and Partnership under common control, respectively, located in Tollesbury, England.

     The purchase price consisted of 3.5 million ($5.5 million) in cash and 250,000 ($392,500) in term notes to be repaid in monthly installments of $52,513.08 with 8.14% interest. For accounting purposes the acquisition will be accounted for as a purchase.

The source of the cash consideration paid for DJM was the Company's line of credit for acquisition purposes provided by First Union National Bank.

The common stock of DJM Cryo-Research Limited was acquired from its two founding shareholders and their families and the net assets of DJM Fabrications were acquired from the aforementioned two founding shareholders who were also the partners of DJM Fabrications.

The assets of DJM had been used by the sellers in the business of designing, developing and manufacturing ultra-low temperature freezers for laboratories with substantially all freezers being sold to the Company for many years. The Company intends to continue using DJM's assets in that business.


Item  7.   Financial  Statements,  Pro Forma Financial Information and Exhibits.

(a)     Financial Statements of DJM.  Combined financial statements of DJM shall
---     ----------------------------
be  filed  by  amendment  hereto,  within  60  days  of  the filing date hereof.

(b)     Pro  Forma  Financial  Information.  The  unaudited  pro forma financial
---     ----------------------------------
information required herein shall be filed by amendment hereto within 60 days of
---
the  filing  date  hereof.

(c)     Exhibits:  Attached  hereto  as  Exhibits  are  the  following:
---     --------

(1)     Purchase  Agreement
(2)     Cross  Option  Agreement


                                        2
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                                     ------
                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  December  8,  1999

     REGISTRANT:     New  Brunswick  Scientific  Co.,  Inc.



                         By:_______________________________
                            Samuel  Eichenbaum
                            Vice  President,  Finance

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                              ACQUISITION AGREEMENT

Date                              1999.

Parties  :
(1) 'The Vendors' the persons whose names and addresses are set out in column 1 of Schedule 1.

(2) 'The Purchaser' N.B.S. ULT Limited (registered number 3864134) whose registered office is at Aquis Court, 31 Fishpool Street, St Albans, Hertfordshire

OPERATIVE  PROVISIONS  :

1.     INTERPRETATION
     1.1     In  this  agreement, including the Schedules other than Schedule 4:
     1.1.1 the following words and expressions have the following meaning, unless they are inconsistent with the context:

'AGREED FORM' the form agreed between the parties on or prior to the date of this Agreement and initialled for the purposes of identification by their respective solicitors

'BUSINESS' the business of precision sheet metal fabrications carried on by the Partners under the name of D.J.M. Fabrications,

'CA'  Companies  Act  1985  as  amended  by  the  Companies  Act  1989

'CAA'  Capital  Allowances  Act  1990

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

'COMPANIES ACTS' CA, the former Companies Acts (within the meaning of CA s 735(1) and the Companies Act 1989

'COMPANY'  D.J.M.  Cryo-Research  Limited

'COMPLETION' (1) as regards the Company, completion of the sale and purchase of the shares and the Lease in accordance with Clause 5
                             (2)  as  regards  the Business, the transfer of the
Business as a going concern in accordance with the provisions of Clause 3.3 hereof

'COMPLETION ACCOUNTS' the balance sheet of the Company and, if the Option is exercised, the Business at midnight on the day prior to the date of Completion and its profit and loss account for the period from the Last Accounts Date to midnight on the day prior to the date of Completion prepared on the basis of and in accordance with the same accounting principles as the Principal Accounts

'CROSS-OPTION AGREEMENT' the Cross-Option Agreement made between the Purchaser and the Partners in the agreed form

'NET ASSETS' Total assets less total liabilities of DJM Cryo-Research Limited as set out in the Completion Accounts plus the net assets of the Business less the Excluded Assets, as established by the Reporting Accountants, and as agreed by the Purchaser, at the Completion Date

'DEED OF GUARANTEE' The Guarantee to be given by New Brunswick Scientific (U.K.) Limited in the agreed form

'DETERMINATION  PROCEDURE'  the  procedure  set  out  in  Clause  11

'DISCLOSURE LETTER' the Disclosure Letter including the Disclosure Bundle of the same date as this agreement from the Warrantors to the Purchaser including all documents attached

'ENVIRONMENT' all or any of the air, water and land including air within buildings and other natural or man made structures above on or below ground

'ENVIRONMENTAL AUTHORISATIONS' any permits, licences, consents or other authorisations required under any Environmental Legislation for the operation of the business of the Company and the Business and the occupation or use of the Property

'ENVIRONMENTAL LEGISLATION' all applicable laws, statutes, statutory instruments, subordinate legislation, common law and other national and local laws, treaties, regulations, directives, judgements, orders instructions or awards of any court or competent authority codes of conduct and practice and guidance notes and other measures imposed by any relevant body to which the business of the Company or the Property is or has been subject which relate to the pollution or protection of the health of humans, animals or plants or the Environment or the generation, transportation, storage, treatment or disposal of any matter including in particular but without prejudice to the generality of the foregoing the following statutes :-
The  Environmental  Protection  Act  1990
The  Control  of  Pollution  Act  1974

The  Planning  (Hazardous  Substances)  Act  1990
The  Radioactive  Substances  Act  1993
The  Clean  Air  Act  1993
The  Water  Resources  Act  1991
The  Water  Industry  Act  1991
The  Health  &  Safety  at  Work  etc  Act  1974
The  Alkali  etc.  Works  Registration  Act  1906
The  Public  Health  Act  1936
The  Environment  Act  1995
as  the  same  are  from  time  to  time  varied  or  amended

'EXCLUDED ASSETS' the Business Premises, cars of the Business, all amounts owing by the Company to the Business and all cash and bank balances of the Business at the Completion Date

'FA'  Finance  Act

'ICTA'  Income  and  Corporation  Taxes  Act  1988

'INTELLECTUAL PROPERTY RIGHTS' any invention, patent, patent application, know-how, trade mark, trade mark application, trade name, registered design, copyright or other similar industrial or commercial right together with goodwill therein

'IHTA'  Inheritance  Tax  Act  1984

'JOINT  ACCOUNT'  the  joint  account  to  be  opened  pursuant  to  Clause7.1

'LAST  ACCOUNTS  DATE'

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(1)  The  Company  -  30th  April  1999
(2)  The  Business  -  28th  February  1999
being the dates to which the Principal Accounts of the Company and Business respectively have been prepared

'LOAN NOTES' the loan notes to be issued in accordance with this agreement in the form set out in Schedule 10

'OPTION'  an  option  arising  under  the  Cross-Option  Agreement

'PARTNERS'  David  Julian  Minister  and  David  John  Minister

'PAYMENT DATE' 14 days after agreement of the Completion Accounts in accordance with the provisions of Clause 4 or their determination in accordance with the provisions of Clause 11 or by prior written agreement by the parties hereto whichever shall be the earlier

'PLANNING  ACTS'  the  Town  and  Country  Planning  Act  1990
The  Planning  (Listed  Buildings  and  Conversation  Areas)  Act  1990
The  Planning  (Hazardous  Substances)  Act  1990
The  Planning  (Consequential  Provisions)  Act  1990
The  Planning  and  Compensation  Act  1991
as the same are from time to time varied or amended and any other statute or subordinate legislation relation to the use, development and enjoyment of land and buildings

'PRINCIPAL ACCOUNTS' the audited financial statements of the Company in accordance with CA and the unaudited accounts of the Business for the accounting reference period ended on the Last Accounts Date applicable to such accounts

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

'PURCHASER'  ACCOUNTANTS'  KMPG  31  Fishpool  Street,  St.  Albans,  AL3  4RF

'PURCHASER'S SOLICITORS' Bretherton and Company of 6 Romeland Hill St. Albans Hertfordshire AL3 4ET

'REPORTING ACCOUNTANTS' Perry Douglass & Co 4 Market Hill, Clare, Suffolk, CO10 8NN

'RETENTION' the sum referred to in Clause 3.1(a) as reduced from time to time by payments made in accordance with this agreement but excluding any interest

'RETENTION  ACCOUNT  INSTRUCTIONS'  the  instructions  set  out  in  Schedule  8

'SHARES'  The  Shares  set  out  in  Schedule  1

'SSAP' a statement of standard accounting practice or financial reporting standard in force at the date hereof as issued by the Institute of Chartered Accountants in England and Wales and adopted by the Accounting Standards Board Limited (No. 2526824) or such other body prescribed by the Secretary of State from time to time pursuant to S256 CA as an Accounting Standard

'STOCK  EXCHANGE'  the  London  Stock  Exchange  Limited

'SUBSIDIARY  a  subsidiary  as  defined  in  CA  s  736

'TAXATION' means all forms of tax, duty, rate levy, charge or other imposition or withholding whenever and by whatever authority imposed and whether of the United Kingdom or elsewhere, including (without limitation) income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment) corporation tax, advance corporation tax, capital gains tax, capital transfer tax, inheritance tax, petroleum revenue tax, value added tax, customs duties, excise duties, insurance premium tax, stamp duty, capital duty, stamp duty reserve tax, national insurance and other similar contributions, and any other taxes, duties, levies, charges, imposts or withholdings corresponding to, similar to, replaced by or replacing any of them, together with any interest, penalty or fine in connection with any taxation, and any liability to make a payment by way of reimbursement, recharge, indemnity, damages or management charge connected in any way with any taxation and regardless of whether any such taxes, duties, levies, charges, imposts, withholdings, interest, penalties or fines are chargeable directly or primarily against or attributable directly or primarily to the Company or any other person and of whether any amount in respect of any of them is recoverable from any other person

'TAX  DEED'  a  tax  deed  in  the  form  set  out  in  Schedule  4

'TCGA'  Taxation  of  Chargeable  Gains  Act  1992

'TMA'  Taxes  Management  Act  1970

'VATA'  Value  Added  Tax  Act  1994

'VENDOR'  any  one  of  the  Vendors  and  any  one  of  the  Partners

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

'VENDORS' SOLICITORS' Thompson Smith and Puxon of 4/5 North Hill Colchester Essex CO1 1EB

'WARRANTIES' the warranties and undertakings of the Warrantors contained in Clause 6 and Schedule 3

'WARRANTORS'  David  John  Minister  and  David  Julian  Minister

'WARRANTY CLAIM' any claim made by the Purchaser for breach of any of the warranties

     1.1.2 all references to a statutory provision shall be construed as including references to :
(a) any statutory modification, consolidation or re-enactment (whether before or after the date of this agreement) for the time being in force;
(b)   all  statutory  instruments  or  orders  made  pursuant  to  a  statutory provision;
          (c) any statutory provisions of which a statutory provision is a consolidation, re-enactment or modification;
1.1.3 (i) any reference to the Vendors include, where appropriate, their personal representatives;
               (ii)  where  any obligation, covenant, obligation warranty or any
other  matter  in  the Agreement relates to the Company alone               then
any  reference to the Vendors shall include all persons                    named
in  Part  1  of Schedule 1, and where any reference relates               to the
Business  alone,  then  any reference to the Vendors shall               include
only  the  Warrantors;
     1.1.4     except  where  the  context otherwise requires words denoting the
singular include the plural and vice versa, words denoting any               one

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gender  include  all genders; words denoting persons include               firms
and  corporations  and  vice  versa;
1.1.5     unless  otherwise stated, a reference to a Clause or sub-Clause     or
a  Schedule  is  a reference to a Clause or a sub-Clause of or a     Schedule to
this  agreement
     1.1.6     if  a  period  of time is specified and dates from a given day or
the               day  of  an act  or event,  it shall  be calculated  exclusive
of  that               day
          1.2     Clause headings in this agreement and in the Schedules are for
ease  of     reference  only and do not affect the construction of any provision
2.       Agreement  of  sale
          2.1 Subject to the terms and conditions of this agreement, the Vendors shall sell with full title guarantee and the Purchaser shall purchase the shares in the Company free from all liens charges and encumbrances and with all rights attached to them, with effect from the date of this agreement, and each of the Vendors hereby waives any preemptive rights he or she may have in relation to any of the shares under the articles of association of the Company or otherwise and consents to the transfer of the shares to the Purchaser in accordance with the Articles of Association of the Company
          2.2 If either the Warrantors or the Purchasers exercise an option under the Cross-Option Agreement, then, subject to the terms and conditions of this agreement, the Partners shall sell with full title guarantee and the Purchaser shall procure the purchase of the Business as a going concern but excluding the Excluded Assets, together with the exclusive right to use the Business name of D.J.M. Fabrications all in accordance with the terms of the Cross-Option Agreement.
3.       Purchase  consideration
          3.1 The purchase consideration for the Shares shall be the sum of ONE MILLION POUNDS ( 1,000,000) which shall be paid or satisfied by :
     (a)  the  sum  of  50,000  being  paid in the manner provided in Clause7.1;
(b)     the  sum  of  700,000  being  paid  in  cash  at  Completion;

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(c)     the  sum  of  Two  hundred  and  fifty  thousand Pounds ( 250,000) being satisfied  by  the  issue  of  Loan  Notes  by  N.B.S.ULT  Limited
3.2 The Vendors shall be entitled to the purchase consideration for the Shares and the Loan Notes as nearly as may be in proportion to their holdings of the Shares
3.3 All monies due from the Company to the Directors relating to Directors' Loans shall be settled prior to Completion

4.       Completion  Accounts
           4.1 The parties shall jointly procure, as soon as practicable and in any event within 21 days after the date of Completion, the preparation of the Completion Accounts by the Reporting Accountants, who shall also be instructed to certify the value of the Net Assets based on the Completion Accounts (as appropriate) ('the Reporting Accountants Certificate'). The cost of the certification shall be paid by the Warrantors
     4.2 The Vendors shall on Completion deliver to the Reporting Accountants all relevant facts and information for the purposes of preparing the Completion Accounts
     4.3 In the Completion Accounts no value shall be attributable to any tax losses or advance corporation tax recoverable by way of set off against corporation Tax liabilities on profits from the date of Completion or to any existing goodwill of the Company or to any discount which is dependent upon the date of settlement of liabilities or amounts of tax recoverable in the Completion Accounts (i) an accounting period of the Company shall be deemed to end on the date of Completion (ii) full provision for any liability or potential liability to Corporation Tax will be made in respect of any investments or goodwill or fixed assets which have been disposed of on or before Completion.

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     4.4     The  Reporting  Accountants  shall  be instructed to deliver to the
Purchaser, a draft of the Completion Accounts subject to signature and a copy of the Reporting Accountants' Certificate and further, the Purchaser and its agents shall be given access to inspect all the working papers and notes used by the Reporting Accountants in the preparation of the draft Completion Accounts, send written comments and suggested amendments thereon to the Reporting Accountants within 30 days of receipt of such draft failing which, the Completion Accounts shall be deemed to have been agreed. If the form and contents of the draft Completion Accounts are not agreed by the Reporting Accountants and the Purchaser within 30 of delivery of the Purchaser's comments and suggested amendments as aforesaid either party may invoke the Determination Procedure. In the preparation of the Completion Accounts and the Reporting Accountants Certificate the Reporting Accountants can use their best judgment or their best estimate where any amount is uncertain
     4.5 If the Net Assets (certified or determined in accordance with the provisions of Clause 4.4) fall short of 600,000 and if an option has been exercised then any shortfall is repayable to the Purchasers in accordance with Clause 4.6 hereof
     4.6 The Vendors jointly and severally authorise the Vendors' Solicitors and the Purchaser's Solicitors to pay the amount of any shortfall in the Net Assets under Clause 4.5 to the Purchaser in cash from the Retention (together with interest earned thereon) within 14 days after the approval of the Completion Accounts and certification by the Reporting Accountants or determination pursuant to the Determination Procedure. Should the Retention be insufficient to pay any shortfall, the Vendors jointly and severally undertake to pay the balance within fourteen days, and failing payment in full within the

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period  of  fourteen  days, the balance outstanding from time to time shall bear interest (as well after as before judgment) from the date of Completion until actual payment at the rate of four per cent per annum above the base rate of Lloyds Bank plc for the time being prevailing.
5.     COMPLETION
     5.1     Completion  of  the  sale  of  the  Shares  shall take place at the offices of the Vendors' Solicitors on the signing of this agreement when, subject to Clause 5.6 all the transactions mentioned in the sub-Clauses 5.2 to
5.6  shall  take  place
     5.2     The  Vendors  shall  deliver  to  the  Purchaser;
          5.2.1 duly completed and signed transfers in favour of the Purchaser or as it may direct in respect of the Shares together with the relative share certificates;
          5.2.2     the  Tax  Deed  duly  executed  by  the  Warrantors;
          5.2.3 the resignations of the directors, and the secretary from their respective offices in the Company, with a written acknowledgement from each of them executed as a deed in such form as the Purchaser requires that he or she has no claim against the Company in respect of breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other grounds whatsoever;
          5.2.4 the statutory books of the Company complete and up-to-date and its certificate of incorporation;
          5.2.5     the  lease  relating  to  the  Property;
          5.2.6 the appropriate forms to amend the mandates given by the Company to its bankers
          5.2.7 written confirmation from the Vendors that there are no subsisting guarantees given by the Company in their favour and that after
compliance  with  Clause  5.3  none     of  the  Vendors or persons or companies
connected  with  them  will  be  indebted  to  the  Company

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          5.2.8     bank  statements  of  the  Company  issued by on-line
computer (together with bank reconciliation statements) in respect of each bank account showing all balances as at midnight on the day prior to Completion
5.2.9 evidence reasonably acceptable to the Purchaser that a final dividend was paid to the Vendors on or before Completion
     5.3 The Vendors or persons or companies connected with them shall repay all monies then owing by them to the Company whether due for payment or not. Any amount not so repaid shall bear interest from the date of Completion to the date of repayment at the rate of 6% over the base rate for the time being of Lloyds Bank. The Vendors jointly and severally authorise the Vendors' Solicitors and the Purchasers' Solicitors to pay any such amount outstanding in cash from the Retention together with the interest calculated as above
     5.4     A  Board  meeting  of  the  Company  shall  be  held  at  which:
          5.4.1 such persons as the Purchaser may nominate shall be appointed additional directors;
          5.4.2     the  transfers  referred  to  in  Clause  5.2.1  shall  be approved  (subject  to  stamping);  and
          5.4.3 the resignations referred to in Clause 5.2.3 and shall be submitted and accepted
     5.5     Upon  completion  of  the  matters  referred  to  above:
          5.5.1     the  Purchaser  shall  deliver to the Vendors' Solicitors by
way  of  telegraphic  transfer  the  sum  of  700,000  in     respect  of  the
consideration  for  the  shares;
5.5.2       the  Purchaser  shall  deliver  to  the  relevant  Vendors  the
       Loan  Notes  together  with  the  Deed  of  Guarantee  duly executed  by  New  Brunswick  Scientific  (U.K.)  Limited
5.5.3 the Purchaser shall deliver to Lloyds Bank, St. Albans Branch by way of telegraphic transfer the Retention sum to be dealt with as provided in Clause 7.1;

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5.5.4          the Purchaser shall enter into the Service Agreement     with Mr.
David  John  Minister  in  the  form  set  out  in     Schedule  14
5.5.5       the  Purchaser  shall  deliver  to  the Partners the     Counterpart
Lease  duly  executed  and  the Partners shall     deliver to the Purchasers the
Lease  duly  executed
5.6 The Purchaser may, in its absolute discretion, waive any requirement contained in Clauses 5.3 to 5.5, and shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed in accordance with this agreement, but may instead rescind this agreement without prejudice to any other remedy it may have

6.     WARRANTIES  AND  UNDERTAKINGS
     6.1 The Vendors hereby jointly and severally warrant, represent and undertake that each of the Vendors are the sole and absolute owners and registered holders of all the Shares shown against their respective names in
Schedule 1 and are entitled to transfer the full legal and beneficial ownership of the Shares unencumbered to the Purchaser on the terms of this agreement without the consent of any third party;
     6.2 The Warrantors hereby jointly and severally warrant, represent, and undertake to the Purchaser that:
          6.2.1 the Shares, will at Completion constitute the whole of the issued and allotted share capital of the Company
          6.2.2 there is, and at Completion will be, no charge, pledge, lien or other encumbrance on, over or affecting the Business and there is, and at Completion will be, no agreement or arrangement to give or create any such charge, pledge, lien or encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

          6.2.3 each of the Warrantors are the sole and absolute owners of the Business and are entitled to transfer the full legal and beneficial ownership thereof to the Purchaser on the terms of this agreement without
the  consent  of  any  third     party
          6.2.4 the Warrantors will, if required to do so by the Purchaser, provide any information in respect of the period up to the date of Completion which the Purchaser deems will be helpful in preparing returns of emoluments and benefits for submission to the Inland Revenue
          6.2.5     the  Warrantors  will,  if  required  to  do  so  by  the
Purchaser and at the Purchaser's cost, provide any information which the Warrantors have in their possession which the Purchaser considers will be helpful in determining the base cost of any asset of the Company for Taxation purposes
          6.2.6 within seven days of Completion, all records and other papers relating to cash and credit sales for the previous trading year in
the  Company  will  be     delivered  to  the     Purchaser
          6.2.7 the information in Schedule 2 relating to the Company and the Business is true and accurate in all respects and that the Company has no Subsidiaries;
          6.2.8 save as outlined in the Disclosure Letter, the Warranties in Schedule 3 are true and accurate in all material respects at the date of this agreement
               6.2.9 so far as the Warrantors are aware the contents of the Disclosure Letter and of all documents attached to the
Disclosure Letter, are true and accurate in all respects,                    and
there  are  no  other  matters  which have not been                         been
disclosed which may render those disclosures                         incomplete,
inaccurate  or  misleading
     6.3 Where any of the Warranties is qualified by the expression "to the best of the Warrantors' knowledge or "so far as the Warrantors are aware" or any similar expression in relation to either the knowledge or awareness of the Warrantors, such warranty shall be deemed to include an additional statement that there has been no enquiry whatsoever by the Warrantors or either of them and the Purchaser agrees that the Warrantors have no obligation or duty to make such enquiries
     6.4     Each  of  the  Warranties  shall  be treated as a separate warranty
     6.5 Each of the Warrantors undertakes with the Purchaser that he will promptly disclose in writing to the Purchaser any event or circumstance which becomes known to him after the date of this agreement, which is inconsistent with any of the Warranties or which might render any of them, or the contents of the Disclosure Letter, misleading
     6.6 The rights and remedies of the Purchaser in respect of any breach of any of the Warranties shall not be affected by Completion,
     6.7 None of the information supplied by the Company or their professional advisers prior to the date of this agreement to any of the Vendors or their agents, representatives or advisers in connection with the Warranties and the contents of the Disclosure Letter, or otherwise in relation to the business or affairs of the Company, shall be deemed a representation, warranty or guarantee of its accuracy by the Company to the Vendors, and the Vendors waive any claims against the Company which they might otherwise have in respect of them
     6.8 Notwithstanding any rule of law or equity to the contrary, any release, waiver or compromise or any other arrangement of any kind whatsoever which the Purchaser may agree to or effect in relation to any one or more of the

Vendors in connection with this agreement, and in particular the Warranties, shall not affect the rights and remedies of the Purchaser as regards the other of the Vendors
          6.8.1 This Agreement together with the Disclosure Letter constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties, assurances and arrangements of any nature, whether in writing or oral, relating to such subject matter
          6.8.2 The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation, warranty, promise or assurance by the Vendors or any of them or any other person save for those contained in this Agreement and in the Disclosure Letter. No fact or matter which renders any of the Warranties incorrect or is inconsistent with any of them shall give rise to any claim against the Vendors or any of them other than a claim against the Warrantors for breach of contract in respect of the Warranties concerned and (save in respect of fraud) the Purchaser shall not in respect of any such fact or matter have any claim for misrepresentation
          6.8.3 No variation of this Agreement shall be effective unless made in writing and signed by each of the parties
     6.9 The liability (if any) of the Warrantors shall be limited and qualified in accordance with the provisions of Schedule 7
7.     RETENTION  AND  JOINT  ACCOUNT
     7.1 The Retention shall on Completion, be paid into the Joint Account, which shall be opened in the names of the Vendors' Solicitors and the Purchaser's Solicitors at Lloyds Bank, St.Albans Branch and shall be dealt with in accordance with the following sub-Clauses and as set out in the Retention Account Instructions

     7.2 Subject as provided in Clauses 7.3 and 7.4 the Vendor's Solicitors and the Purchaser's Solicitors shall pay the monies standing to the credit of the Joint Account, plus accrued interest but less any bank charges, to the Warrantors on the Payment Date, but they shall deduct from any such payment any amount due under Clause 4.7 or permitted under Clause 5.3
     7.3 If, prior to the Payment Date, the Purchaser makes any bona fide Warranty Claim or claim under the Tax Deed (Tax Deed Claim) the Vendors'
Solicitors and the Purchaser's solicitors shall retain in the Joint Account whichever is the lesser of:
7.3.1     (i)  the  amount  standing  to  the  credit  of the Joint Account  and
        (ii)  the  amount  of  the  Warranty  Claim  or  Tax  Deed  claim
          7.3.2 The balance (if any) of the Retention shall then be paid to the Warrantors in accordance with Clause 7.2
     7.4 If any sum is retained in the Joint Account after the Payment Date in accordance with Clause 7.3, the Vendors' Solicitors and the Purchaser's Solicitors shall continue to hold it in the Joint Account pending the settlement or resolution of the Warranty Claim, or Tax Deed Claim. When the Warranty Claim or Tax Deed Claim is settled or resolved and the amount payable to the Purchaser or to the Company is determined, the Vendors' Solicitors and the Purchaser's Solicitors shall within 14 days of the determination pay the appropriate amount to the Purchaser out of the Joint Account (insofar as there is sufficient standing to the credit of the Joint Account, together with accrued interest but less any bank charges). Any amount standing to the credit of the Joint Account after settlement or resolution of any Warranty Claim or Tax Deed Claim made prior to the Payment Date shall be paid to the Warrantors in accordance with Clause 7.2

     7.5 The payment of any sum to the Purchaser or to the Company in accordance with Clause 7.4 in or towards satisfaction of any Warranty Claim or Tax Deed Claim shall not in any way prejudice or affect any other rights or remedies of the Purchaser for the purpose of recovering any amount due from the Warrantors and not satisfied by payment made out of the Joint Account
     7.6 If not paid to the Warrantors as authorized by the Retention Account Instructions the interest accrued on the Retention shall belong to the Warrantors and the Purchaser in proportion to the respective amounts of the Retention released to each of them from time to time
     7.7 The Warrantors and the Purchaser shall as and when necessary give instructions to the Vendors' Solicitors and the Purchaser's Solicitors respectively in order to procure compliance with Clauses 4.7, 5.3, 7.2, 7.3 and
                                                                  -
7.4. The Vendors' Solicitors and the Purchaser's Solicitors shall not (except as provided by Clauses 4.7 and 5.3) be required to take any action with respect to the Joint Account except on the written instructions of the Warrantors and the Purchaser
     7.8 Any payment out of the Joint Account shall be made in accordance with the Retention Account Instructions but, if the Warrantors shall have received notice of a Warranty Claim or Tax Deed Claim they shall only authorise payment of any accrued interest on the amount of the difference between the Retention and the amount of any Warranty Claim or Tax Deed Claim
     7.9 If the Purchaser does not (having made a Warranty Claim or Tax Deed Claim) for any period of two months or more, take any steps in pursuing any such claim, then the Warrantors shall be entitled to the monies held in the Retention Account
8     PENSIONS

     The  Vendors  do  not  operate  a  Company  Pension  Scheme
9.     RESTRICTIVE  AGREEMENT
     9.1 For the purpose of assuring to the Purchaser the full benefit of the Business and the business and goodwill of the Company, each of the Vendors undertakes by way of further consideration for the obligations of the Purchaser under this agreement as separate and independent agreements that he or she will not:
          9.1.1 at any time after the date of Completion disclose to any person, or himself or herself use for any purposes, and shall use his or her
best  endeavours  to  prevent  the     publication  or  disclosure  of,  any
confidential information concerning the business, accounts or finances of the Company or any of its clients' or customers' transaction or affairs, which may, or may have, come to his or her knowledge.
          9.1.2 at any time after the date of Completion either on his or her own account or for any other person directly or indirectly solicit, interfere with or endeavour to entice away from the Company any person who to his or her knowledge is now or has during the two years preceding the date of this agreement been a client, customer or employee of, or in the habit of dealing with the Company;
          9.1.3 for a period of ten years after Completion, without the Purchaser's prior written consent either alone or jointly with or as manager, agent for or employee of any person, directly or indirectly carry on or be engaged or concerned or interested in the business of Refrigerator/Freezer Manufacture, Refrigeration/Freezer systems, Temperature Control Systems, Insulation systems including Vacuum Panel Manufacture or in any other business similar to any business carried on by the Company, the Purchaser or any Company within the Purchaser's Group of Companies at the date of this agreement anywhere in the world;

          9.1.4 while the restrictions aforesaid are considered by the parties to be reasonable in all the circumstances it is agreed that if any such restrictions taken together shall be adjudged to go beyond what is reasonable in all the circumstances, for the protection of the interests of the Purchaser but would be adjudged reasonable if part or parts of the wording thereof were deleted, amended or qualified or the periods thereof were reduced or the range of products or area dealt with were reduced in scope, then the relevant restriction or restrictions shall apply with such modification or modifications as may be necessary to make it or them valid and effective
10.     VENDORS'  PROTECTION
10.1 The Vendors' and the Purchaser agree that the provisions of Schedule 7 shall apply
10.2 The Purchaser agrees to make best endeavours to recover all outstanding debts (as defined in Schedule 3 Warranty 1.6). The Purchaser agrees that if the Warrantors have made payment to the Purchaser in respect of any outstanding debt, and any amount is subsequently recovered by the Purchaser in respect of such outstanding debt, the amount recovered will be refunded to the Warrantors
11.     DETERMINATION  PROCEDURE
     11.1 Where any doubt or dispute arises as to the amount of any payment payable under the terms of Clause 4 (except Clause 4.6) of this agreement and if the amount has not been agreed or has not been agreed within such time as this agreement specifies shall be allowed to reach such agreement, any party hereto may refer the determination of that amount to an independent firm of chartered accountants ("the Experts"), to be appointed in the absence of agreement between the parties by the President of the Institute of Chartered Accountants in England and Wales

          11.2 Each party shall give the Experts access to all books or records in their possession in relation to the matter in dispute and shall instruct their advisers to make available to the Experts such accounts or records or notes held by those advisers relating to the matter in dispute as the Experts may require and generally shall provide the Experts with such other information and assistance as the Experts may require
          11.3 Each party shall be entitled to make representations to the Experts, but if they do so, the Experts shall be obliged to disclose the same to the other party and invite that party's comments on any information or material so supplied
          11.4 In making their determination of the amount, the Experts shall act as experts and not as arbitrators and their decision shall, in the absence of manifest material error, be final and binding on both parties. The Experts fees and costs shall be borne by the parties in such proportions, as the Experts may determine, or, failing any determination, equally. Any determination shall be in writing and copies thereof shall be given to each of the parties hereto
          11.5 The Experts have power to award interest and for such interest to run on a day by day basis from the date of Completion to the date of actual payment as determined by the Experts
12.     INDEMNITIES
     Intentionally  deleted
13.     GENERAL
     13.1 The Purchaser may, with the prior consent of the Partners (such consent not to be unreasonably withheld or delayed), issue an announcement in respect of the subject matter of this agreement
     13.2 If any of the Shares shall, at any time be sold or transferred, the benefit of each of the Warranties, given in this agreement and restrictive agreements contained in Clause 9 hereof may be assigned to the purchaser or transferee of those shares who shall accordingly be entitled to enforce each of the Warranties, and the said restrictive agreements against the Vendors as if he were named in this agreement as the Purchaser
     13.3 This agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be) but, except as expressly provided above, none of the rights of the parties under this agreement may be assigned on transferred
     13.4 All expenses incurred by or on behalf of the parties, including all fees of agents, representatives, solicitors, accountants and actuaries employed by any of them in connection with the negotiation, preparation or execution of this agreement shall be borne solely by the party who incurred the liability and the Company shall not have any liability in respect of them
     13.5 Any notice required to be given by any of the parties under this agreement may be sent by post to the address of the addressee as set out in this agreement or to such other address as the addressee may from time to time have notified the other party in writing for the purpose of this Clause. Communications sent by post shall be deemed to have been received forty-eight hours after posting. In proving service by post it shall only be necessary to prove that the communication was sent by recorded delivery and contained in an envelope which was duly addressed and posted in accordance with this Clause.
13.6 The Vendors irrevocably appoint the Vendor's Solicitors as their agent for service of any notices or process relating to proceedings relating to this Agreement and agree that any failure by their process agent to notify them or any of them of any notices or proceedings will not invalidate the notice or the proceedings concerned

13.7 The Warrantors shall be entitled to set off against any amounts owing by them to the Purchaser any amounts due and owing to the Warrantors but not paid under the Lease or the Loan Notes
14.     GOVERNING  LAW,  JURISDICTION  AND  SERVICE  OF  PROCESS
     14.1 This agreement shall be governed by, and construed in accordance with English law
     14.2 Each party irrevocably agrees that the Courts of England shall have exclusive jurisdiction in relation to any claim, dispute or difference concerning this agreement and any matter arising therefrom
     14.3 Each party irrevocably waives any right that it may have to object to an action being brought in those Courts, to claim that the action has been brought in an inconvenient forum, or to claim that those Courts do not have jurisdiction
     14.4 Each party agrees that, without preventing any other mode of service, any document in an action (including, but not limited to, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under Clause 13 and each party undertakes to maintain such an address at all times in the United Kingdom and to notify the other party in writing in advance of any change from time to time of the details of such address in accordance with the manner prescribed for service of notice under Clause 13
IN WITNESS the hands of the parties hereto the day and year first before written

EXECUTED  AS  A  DEED
by  DAVID  JULIAN  MINISTER
in  the  presence  of  :


EXECUTED  AS  A  DEED
by  DAVID  JOHN  MINISTER
in  the  presence  of:


EXECUTED  AS  A  DEED
by  SHEILA  MINISTER
in  the  presence  of:


EXECUTED  AS  A  DEED
by  CAROL  ANN  MINISTER
in  the  presence  of:


EXECUTED  AS  A  DEED
by  MICHAEL  JOHN  McMILLAN
in  the  presence  of:


EXECUTED  AS  A  DEED
by  N.B.S.  ULT  LIMITED

                         Director                    Director/Secretary



                                   SCHEDULE 1
                                   ----------

                                VENDORS' HOLDINGS



                                   1A        1A        1B        1B
                                 Voting  Non-Voting  Voting  Non-Voting

David Julian Minister . . . . .      25
David John Minister                                      25
Sheila (David's wife) Minister                   25
Carol (John's wife) Minister                                         25
M.J. McMillan (Works Foreman)                     2

                                   ----        ----    ----        ----
                                     25          27      25          25
                                 ======  ==========  ======  ==========


                                   SCHEDULE 2
                                   ----------

                             DETAILS OF THE COMPANY


D.J.M.  Cryo-Research  Limited
------------------------------
(Company  Number:  2959499)
---------------------------

Directors  :     David  Julian  Minister
          David  John  Minister

                                   SCHEDULE 3

                                   Warranties


1     ACCOUNTS

1.1    THE  PRINCIPAL  ACCOUNTS

1.1.1 The Principal Accounts relating to the Company were prepared in accordance with the accounting policies set out therein which policies have remained unchanged in the accounts for the last three accounting periods of the Company
1.1.2 The Principal Accounts relating to the Business have been prepared on the same basis as the accounts for the Business in the preceding three years and properly reflect the financial condition of the Business and disclose all known assets and liabilities of the Business at their dates

1.1.3   The  Principal  Accounts:  of  the  Company

(a) give a true and fair view of the state of the Company's affairs at the Last Accounts Date and of its profits for the year ended on that date:

     (b)  comply  with  the  requirements  of  the  Companies  Acts

(c) comply with all SSAPs which were at the relevant time applicable to a United Kingdom company;

(d) save as mentioned in the relevant accounts are not affected by any extraordinary, exceptional or non-recurring item;

(e) make full provision or reserve for all liabilities and capital commitments of the Company outstanding at the Last Accounts Date, including contingent, unquantified or disputed liabilities;

(f) make provision or reserve, in accordance with the principles set out in the notes included in the Principal Accounts, for all Taxation liable to be assessed on the Company or for which it may be accountable including deferred taxation in respect of the period ended on the Last Accounts Date

1.2     VALUATION  OF  STOCK-IN-TRADE

1.2.1 In the Principal Accounts of the Company for the three preceding financial years the stock-in-trade of the Company have been treated in accordance with the SSAP.9
1.2.2 In the Principal Accounts all redundant, obsolete and slow-moving stock-in-trade has been written off or written down, as appropriate

1.3     DEPRECIATION  OF  FIXED  ASSETS

1.3 In the Principal Accounts of the Company and the Business for the three preceding financial years, the fixed assets (excluding the freehold property and buildings) of the Company and the Business have been depreciated in accordance with SSAP 12

1.4     DEFERRED  TAXATION

1.4 Full provision for deferred taxation of the Company is made in the Principal Accounts

1.5     ACCOUNTING  REFERENCE  DATE

1.5 The accounting reference date of the Company for the purposes of CAS 224 is 30th April and there has not at any time been any other such date

1.6     BOOK  DEBTS

     The Warrantors have no reason to believe that the amounts due from debtors of the Company as of the date of Completion ("the Outstanding Debts")(less the amount of any relevant provision or reserve, determined on the same basis as that applied in the Principal Accounts and disclosed in the Disclosure Letter) will not be recoverable in full in the ordinary course of business and in any event not later than six months after the date of Completion. Any Outstanding Debt remaining outstanding six months after the date of Completion, excluding any debts due from New Brunswick .Scientific (U.K.) Ltd, New Brunswick Scientific Benelux BV and New Brunswick Scientific Co., Inc., shall be deemed to be irrecoverable and repayable by the Warrantors to the Purchasers.

1.7     BOOKS  AND  RECORDS

1.7 All the accounts, books, ledgers and financial records of the Company (including those held by the advisers to the Company)

(a)  are  in  its  possession,  and/or  under  their  control;
(b) have to the best of the Warrantors' knowledge been fully properly and accurately kept and completed;
(c) do not contain any material inaccuracies or discrepancies of any kind, to the best of the Warrantors' knowledge;
(d) fairly reflect its trading transactions, and its financial, contractual and trading position to the best of the Warrantors' knowledge

1.8     MANAGEMENT  ACCOUNTS

1.8 A copy of the management accounts of the Company for the period to (31st August 1999) is attached to the Disclosure Letter and the management accounts have been prepared on bases consistent with the bases upon which the previous management accounts have been prepared

2.     CORPORATE  MATTERS

     2.1     DIRECTORS  AND  SHADOW  DIRECTORS

2.1.1 The only directors of the Company are the persons whose names are listed in relation to the Company in Schedule 2

2.1.2 No person is a shadow director (within the meaning of CA57410) of the Company

     2.2     SUBSIDIARIES,  ASSOCIATIONS  AND  BRANCHES

     2.2.1     The  Company:

(a) is not the holder or beneficial owner of or has agreed to acquire any share or loan capital of any company (whether incorporated in the United Kingdom or elsewhere);

(b) has not outside the United Kingdom any branch, agency or place of business, or any permanent establishment (as that expression is defined in the relevant double taxation relief order current at the date of this agreement)

     2.3     OPTIONS  OVER  GROUP  COMPANY'S  CAPITAL

2.3 Except as required by this agreement, there are no agreements or arrangements in force which provide for the present or future issue, allotment or transfer of or grant to any person the right (whether conditional or otherwise to call for the issue, allotment or transfer of any share or loan capital of the Company (including any option or right of pre-emption or conversion)

2.4     NEW  ISSUES  OF  CAPITAL

2.4.1 No share or loan capital has been issued or allotted, or agreed to be issued or allotted, by the Company since the Last Accounts date

2.5     COMMISSIONS

2.5.1 No one is entitled to receive from the Company any finder's fee, brokerage or other commission in connection with the sale and purchase of the Shares under this agreement

2.6     MEMORANDUM  AND ARTICLES OF ASSOCIATION, STATUTORY BOOKS AND RESOLUTIONS

2.6.1 The copy of the memorandum and articles of association of the Company attached to the Disclosure Letter is accurate and complete in all respects and has embodied in it or annexed to it a copy of every such resolution as is referred to in CAS380

2.6.2 The register of members and other statutory books of the Company have been properly kept and contain an accurate and complete record of the matters with which they should deal

2.6.3 No notice of allegation that any of the foregoing is incorrect or should be rectified has been received

2.6.4. Since the Last Accounts Date no alteration has been made to the memorandum or articles of association of the Company and no resolution of any kind of the shareholders of the Company has been passed (other than resolutions relating to declaration of dividends and routine business at annual general meetings)

2.7     DOCUMENTS  FILED

2.7.1 All returns, particulars, resolutions and documents required by the Companies Acts to be filed with the Registrar of Companies, or any other authority, in respect of the Company have been duly filed and were correct;

 2.7.2 All charges in favour of the Company have (if appropriate) been registered in accordance with the provisions of CA ss 395, 409, 410 and 424

2.8     POSSESSION  OF  DOCUMENTS

2.8.1 An executed copy of all subsisting written agreements to which the Company is a party, and the original copies of all other documents which are in force or otherwise relevant to the Company and which are owned by or which ought to be in the possession of the Company are in its possession or under its control


2.9     INVESTIGATIONS

2.9.1 So far as the Warrantors are aware there are not pending, or in existence, any investigations or enquiries by, or on behalf of any governmental or other body in respect of the affairs of the Company

2.10     INFORMATION  DISCLOSED  TO  PURCHASER  CORRECT

2.10.1 All written information given by any of the Vendors, the Vendors' Solicitors or the Vendors' Accountants to the Purchaser, the Purchaser's Solicitors or the Purchaser's Accountants relating to the business, activities, affairs, or assets or liabilities of the Company and the Business was, when given accurate in all material respects, and has not changed in any material respect

2.10.2 There are no material facts or circumstances, in relation to the assets, business or financial condition of the Company and the Business, which have not been fully and fairly disclosed to the Purchaser or the Purchaser's Solicitors, and which, if disclosed, might reasonably have been expected to affect the decision of the Purchaser to enter into this agreement

     For the purposes of this clause, "material" shall mean a fact or circumstance giving rise either directly or indirectly to a loss of a value exceeding 10,000.00 and the warranties are given subject to the proviso that they are made to the best of the knowledge of the Warrantors

3.     TAXATION

3.1     ADMINISTRATION

3.1.1. All returns, computations and payments which should be or should have been made by the Company for any Taxation purpose have been made within the requisite periods and were in all material respects up-to-date, correct and on a proper basis and none of them is or is likely to be the subject of any material dispute with the Inland Revenue, Customs & Excise or other Taxation authorities

3.1.2 The Company has not since the Last Accounts Date taken any action or become aware of any matter which has had, or might have, the result of altering, prejudicing or in any way disturbing any arrangement or agreement which it has previously negotiated with the Commissioners for Inland Revenue, the Commissioners of Customs and exercise or other Taxation authorities (or which would materially affect the Warranty set out in clause 3.1.1.)
                                                                      -

3.1.3 The Company has not since the Last Accounts date, paid or so far as the Warrantors are aware become liable to pay any penalty or interest charged by virtue of the provisions of TMA or any other Taxation statute

3.1.4 The Company has not received any payment from any taxation authorities to which it is not entitled nor any assessment which so far as the Warrantors are aware understates its liability to taxation

3.1.5 The Company has never been the subject of an investigation or discovery by or involving any of the special investigations units of the Inland Revenue or Customs & Excise and so far as the Warrantors are aware there are no circumstances existing which make it likely that an investigation or discovery will be made

3.2     TAXATION  CLAIMS,  LIABILITIES  AND  RELIEFS

3.3     DISTRIBUTION  AND  DEDUCTIBILITY  OF  PAYMENTS
3.3.1 The Company has not repaid, or agreed to repay or redeemed or agreed to redeem its share capital or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves or any class or description

3.3.2 The Company has not since the Last Accounts Date, incurred expenditure which will not be wholly deductible in computing or against profits as a trading expense or expense of management, or as a charge on income, or in computing income for the purposes of Schedule A,

3.3.3 The Company has not made any payments to, or provided any benefits for, any officer or employee, or former officer or employee, of the Company which would not be an allowable deduction for corporation tax purposes (including any payment made directly or indirectly in consideration of or otherwise in connection with, the termination of any office or employment)

3.3.4 The Company has not been released from the whole or any part of any debt for which a deduction has previously been allowed in computing the taxable profits of its trade

3.4     CARRY  FORWARD  OF  LOSSES  AND  ACT
There  are  no  tax  losses  to  be  carried  forward  by  the  Company.

3.5     CLOSE  COMPANIES

3.5.1 The Company has, at all times upon the date of Completion, been a trading company as defined in ICTA 1988 Schedule 19 para 17 (Apportionment of income of close companies: meaning of 'trading company').

3.5.2 No distribution within ICTA S 418 ('Distribution' to include certain expenses of close companies) has been made by the Company

3.5.3 Any directors loan accounts of the Company have always been in credit, and any such accounts outstanding will be settled by the Company prior to Completion

3.5.4 The Company has never released or written off any loans made to participants (ICTA S 421)

3.6     CAPITAL  ALLOWANCES

3.6.1 The Company has within its Corporation Tax Returns up to 30th April 1999 notified the Inspector of Taxes of all expenditures up to 30th April 1999 qualifying for plant and machinery capital allowances which it has incurred and all such plant and machinery has qualified or will qualify for full writing down allowances

3.7     TRANSACTIONS  NOT  AT  ARM'S  LENGTH

3.7.1 Save as disclosed in the notes to Principal Accounts of the Company under the heading "Transactions Involving Directors" the Company has not carried out nor been engaged in, any transaction or arrangement to which the provisions of ICTA S 770 (Sale etc at an undervalue or overvalue) have been or may be applied

3.7.2 Save as disclosed in the notes to Principal Accounts of the Company under the heading "Transactions Involving Directors" the Company does not own nor has agreed to acquire any asset, or has received or agreed to receive any services or facilities (including without limitation the benefit of any licences or agreements), the consideration for the acquisition or provision of which was or will be in excess of its market value or determined otherwise than on an arm's length basis

3.7.3 Save as disclosed in the notes to Principal Accounts of the Company under the heading "Transactions Involving Directors" the Company has not disposed of nor acquired any asset in such circumstances that the provisions of TCGA S 17 (Disposals and acquisitions treated as made at market value) could apply

3.8     BASE  VALUES  AND  ACQUISITION  COSTS

3.9     TAX  AVOIDANCE

3.9.1 The Company has not since the Last Accounts Date engaged in or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of or a reduction in liability of the Company to
Taxation:

3.9.2 The Company has not since the Last Accounts date been a party to any transaction other than transactions in respect of which all necessary consents or clearances required by the Company have been obtained:

3.10     DEPRECIATORY  TRANSACTIONS

3.11     UNREMITTABLE  INCOME  AND  CAPITAL  GAINS

3.11.1 The Company has not either received or so far as the Warrantors are aware become entitled to any income or gain which is 'unremittableincome' or a gain on a foreign asset subject to remittance delay.

3.12     DEMERGERS  AND  PURCHASE  OF  OWN  SHARES

3.12.1 The Company has not been engaged in or been a party to any of the transactions set out in ICTA S 213 to 218 (Demergers) or has made or received a chargeable payment as defined S 214 (Chargeable payments connected with exempt distributions)

3.12.2 The Company has not at any time redeemed, repaid or purchased or agreed to redeem, repay or purchase, any of its own shares

3.13     TRANSFER  OF  OVERSEAS  TRADE

3.14     SALE  AND  LEASE-BACK  OF  LAND

3.14 The Company has not since the Last Accounts Date entered into any transaction to which the provisions of ICTA S 36 (sale with a right to repurchase) ICTA S 780 (Sale and lease-back: taxation of consideration received) have been or could be applied

3.15     STOCK  DIVIDENDS  AND  DEEP  DISCOUNT  SECURITIES

3.15.1 The Company has not issued any share capital to which the provisions of ICTAs249 (Stock dividends treated as income) or TCGA S 141 or 5 142 (Stock dividends: consideration for new holding) could apply, nor does the Company own any such share capital

3.15.2 The Company has not at any time since 13 March 1984 owned or issued any deep discount security within the meaning of ICTA Sched 4 (Deep discount securities) as amended by Finance Act 1996

3.16     CONTROLLED  FOREIGN  COMPANIES

3.17     CHARGEABLE  GAINS
Save as disclosed in the Disclosure Letter if each of the capital assets of the Company were disposed of for a consideration equal to the book value of that asset in or adopted for the purpose of the Last Accounts of the Company no liability to Corporation Tax on chargeable gains would arise by reason of any such disposal

3.18     CAPITAL  LOSSES

3.18 The Company has not incurred a capital loss to which the provisions of TCGA S 18(3) (Transactions between connected persons) are applicable

3.19     ACQUISITIONS  FROM  GROUP  MEMBERS

3.20     REPLACEMENT  OF  BUSINESS  ASSETS

3.20.1 The Company has not made a claim under TCGA S 23 (receipt of compensation and insurance money not treated as a disposal), S 152 (Replacement of business assets: Roll-over relief), S 153 (Assets only partly replaced), S 154 (New assets which are depreciating assets), S 175 (Replacement of business assets by members of a group) or S 247 (Rollover relief on compulsory acquisition) which would affect the amount of the chargeable gain or allowance loss which would but for such claim have arisen on a disposal of any of its assets

3.21     GIFTS  INVOLVING  GROUP  COMPANIES

3.21.1 The Company has not held or holds shares in a company which has made any such transfer as is referred to in TCGA S 125 (Shares in close company transferring assets at an undervalue); and the Company has not received any assets by way of gift as mentioned in TCGA S 282 (Gifts: recovery of tax from donee)

3.22     GAINS  ACCRUING  TO  NON-RESIDENT  COMPANIES  AND  PERSONS

3.23     VALUE  ADDED  TAX

     3.23.1     The  Company

(a) has duly registered and is a taxable person for the purposes of value added tax;

(b) has complied in all material respects with all statutory requirements, orders, provisions, directions or conditions relating to value added tax;

(c) maintains complete, correct and up-to-date records for the purposes of the relevant legislation;

(d) is not in arrears with any payment or returns, or liable to any abnormal or non-routine payment, or any forfeiture or penalty, or to the operation of any penal provision;

(e) has no amounts outstanding from Customs & Excise other than the last return;

(f)  has  completed  returns  on  a  quarterly  basis

(g) has not been required by the Commissioners of Customs and Excise to give security:

(h) has not applied for treatment as a member of a group which includes any other company;

(i) is not and has not agreed to become an agent, manager or factor (for the purposes of VATA s47 (agents, etc) of any person who is not resident in the United Kingdom

3.23.2 No claim for bad debt relief has been or may be made by the Company under VATA 5 36(bad debts)

3.23.3 The Company has not within the period of twelve months preceding the date of this agreement received a surcharge liability notice under VATA S 59 (the default surcharge)

3.23.4 The Company has not received a penalty liability notice under VATA S 64 (Persistent misdeclaration resulting in understatements or overclaims)

3.23.5     The  Company  is  not  aware of any present or pending VAT inspection

3.23.6     The  Company  is  not  partially  exempt  for  VAT  purposes

3.23.7 The Company has not made any election under VATA Schedule 10 (waive exemption in respect of any grant of any interest in land)

3.24     INHERITANCE  TAX

3.24.1 No transfer of value (as defined in IHTA S 3 (Transfers of Value) has at any time been made by the Company

3.24.2 There is not outstanding any Inland Revenue charge for unpaid inheritance tax (as provided by IHTA S 257 and 238 (Inland Revenue charge for unpaid tax)) over any asset of the Company, or in relation to any shares in the capital of the Company

3.24.3 There are not in existence any circumstances whereby any power mentioned in IHTA S 212 (Powers to raise tax) could be exercised in relation to any shares, securities or other assets of the Company, or could be exercised but for IHTA S 204(6) (Limitation of liability)

3.25     STAMP  DUTY

3.25.1 Within the five years ending on the date of Completion, the Company has not made any claim for relief or exemption under FA 1930 S 42 (Relief from transfer stamp duty in case of transfer of property as between associated companies) or FA 1973 Schedule 19 Part V (Stamp duty on documents relating to chargeable transactions of capital companies)

3.26     REORGANISATION

3.27     EMPLOYEES'  TAXATION

3.27.1 All income tax under the PAYE system and payments due in respect of employees' contributions to National Insurance have been deducted from all payments made or treated as made by the Company and the Business and (together with any employer's contributions) have been duly paid by the Company and the Business to the Inland Revenue in the appropriate manner and the Company and the Business has complied with all its reporting obligations in connection with expense payments and benefits provided by other persons for employees and directors of the Company
3.28                    TAX  DEED
     See  Tax  Deed

4     FINANCE
     4.1     CAPITAL  COMMITMENTS
     4.1.1 There were no commitments on capital account outstanding at the Last Accounts Date exceeding 5,000.00 in value and since the Last Accounts Date the Company has not made or agreed to make any capital expenditure, exceeding 5,000.00 in value nor incurred or agreed to incur any capital commitments nor has it disposed of or realised any capital assets or any interest therein, save as agreed and approved by the Purchaser
     4.2     Dividends  and  distributions
     4.2.1     Except  as  set  out  in  the  Disclosure  Letter  since the Last
Accounts               Date  no  dividend  or  other distribution (as defined in
ICTA Part VI Ch          II as extended by ICTA S 418) has been or is treated as
having  been          declared,  made  or  paid  by  the  Company.
     4.2.2     All  dividends  or  distributions  declared,  made or paid by the
Company          have  been  declared,  made  or  paid  in  accordance  with its
articles of          association  and the applicable provisions of the Companies
Acts
     4.2.3     No  dividends  are  due  to  be  paid by the Company to any party

4.4     LOANS  BY  AND  DEBTS  DUE  TO  GROUP  COMPANIES
44              The Company has not lent any money which has not been repaid to it, or owns the benefit of any debt (whether or not due for payment), other than debts which have arisen in the ordinary course of its business; and the Company has not made any loan or quasi-loan contrary to the Companies Acts
4.5     LIABILITIES
4.5.1 There are no liabilities (including contingent liabilities) which are outstanding on the part of the Company other than those liabilities disclosed in the Principal Accounts or incurred in the ordinary and proper course of trading since the Last Accounts Date.

4.5.2 There has been no exercise, purported exercise or claim for any charge, lien, encumbrance or equity over any of the fixed assets of the Company and the Business; and so far as the Warrantors are aware there is no dispute directly or indirectly relating to any of its fixed assets.
4.5.3 The Company and the Business have not been the tenant of, or a guarantor in respect of, any leasehold property other than the Property

4.6     BANK  ACCOUNTS
4.6 A statement of the bank accounts of the Company up to the working day prior to the date of Completion together with a reconciliation statement has been annexed to the Disclosure Letter.

4.7     CONTINUATION  OF  FACILITIES
4.7 Except as set out in the Disclosure Letter there are no facilities relating to debentures, acceptance of credit, overdrafts, loans or other financial facilities outstanding in relation to the Company

4.8     GOVERNMENT  GRANTS

4.8.1 Full details of all grants, subsidies or financial assistance applied for or received by the Company and/or the Business from any governmental department or agency or any local or other authority are set out in the Disclosure Letter.
4.8.2 The Company and the Business have not done nor omitted to do any act or thing which could result in all or any part of any investment grant, employment subsidy or other similar payment made, or due to be made, to it becoming repayable or being forfeited or withheld in whole or in part.

5.     TRADING
5.1     CHANGES  SINCE  LAST  ACCOUNTS  DATE

5.1.     Since  the  Last  Accounts  Date.'
(a) except as contemplated in connection with this Agreement the business of the Company and the Business have been continued in the ordinary and normal course;
(b) there has been no deterioration in the turnover or the financial or trading position of the Company and the Business;
(c)     so  far  as  the Warrantors are aware, the Company and the Business have
                                             -
not  by  doing  nor  omitting  to  do  anything  prejudiced  its  goodwill;
(d) no part of the business of the Company and the Business have been affected by any abnormal factor not affecting similar businesses to a like extent;
          (e) the Company and the Business have paid its creditors in accordance with accepted credit terms;

5.2     VENDORS'  OTHER  INTERESTS  AND  LIABILITIES  TO  THE  COMPANY

5.2.1 The Vendors do not have any rights or interests, directly or indirectly, in any business other than those now carried on by the Company or the Business which are or are likely to be or become competitive with the business of the Company, save as registered holder or beneficial owner of any class of securities of any company which is listed on the Stock Exchange or dealt in on the Alternative Investment Market and in respect of which a Vendor holds and is beneficially interested in less than 3 per cent of any single class of the securities in that company.

5.2.2     There  is  no  outstanding  indebtedness of any Vendor to the Company.

5.3     EFFECT  OF  SALE  OF  SHARES

5.3.1 The Warrantors have not been told by any person that, and are not aware of any reason (contracted or otherwise) why after the date of Completion (whether by reason of an existing agreement or arrangement or otherwise) or as a result of the proposed acquisition of the Company by the Purchaser:
(a) any supplier of the Company will cease supplying it or may substantially reduce its supplies to it;
(b) any customer of the Company will cease to deal with it or may substantially reduce its existing level of business with it;
(c)     Except as contemplated in connection with this Agreement, any officer or
                                                                -
senior  employee  of  the  Company  will  leave.
5.3.2     Compliance  with  the  terms  of this agreement does not and will not:
(a) conflict with, or result in the breach of; or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which the Company is a party, or any provision of the memorandum or articles of association of the Company or any charge, encumbrance, lease, contract, order, judgment, decree, award, injunction, regulation or other restriction or obligation of any kind or character by which or to which any asset of the Company is bound or subject;
(b) relieve any person from any obligation to the Company (whether contractual or otherwise), or enable any person to determine any such obligation or any right or benefit enjoyed by the Company, or to exercise any right, whether under an agreement with or otherwise in respect of the Company;
(c) result in the creation, imposition, crystallisation or enforcement of any charge or encumbrance whatsoever on any of the assets of the Company;

(d) result in any present or future indebtedness of the Company becoming due and payable or capable of being declared due and payable prior to its stated maturity.

5.4 CONDUCT OF BUSINESSES IN ACCORDANCE WITH MEMORANDUM AND ARTICLES OF ASSOCIATION
5.4.1 So far as the Warrantors are aware, the Company has at all times carried on business and conducted its affairs in all respects in accordance with its memorandum and articles of association for the time being in force and any other documents to which it is or has been a party.
5.4.2 The Company is duly qualified to carry on business in all jurisdictions in which it now carries on business.

5.5     JOINT  VENTURES  AND  PARTNERSHIP
5.5 The Company and the Partners in the Business are not nor have they agreed to become a member of any joint venture, consortium, partnership or other unincorporated association; and the Company is not nor has agreed to become a party to any agreement or arrangement for sharing commissions or other income.
5.6     AGREEMENTS  RELATING  TO  THE  MANAGEMENT  AND  BUSINESS

5.7     AGENCY  AGREEMENTS  AND  AGREEMENTS  RESTRICTING  BUSINESS
5.7.1     Except  for  arrangements with New Brunswick Scientific (U.K) Limited,
                                                                               -
and New Brunswick Scientific Benelux BV the Company and the Business are not a party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement, or any restrictive trading or other agreement or arrangement pursuant to which any part of its business is carried on, or which in any way restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.
5.7.2 The Company is not a party to any undertaking or assurances given to any court or governmental agency which is still in force.

5.8     UNFAIR  TRADE  AND  RESTRICTIVE  PRACTICES
5.8.1 So far as the Warrantors are aware the Company has not committed nor omitted to do any act or thing which could give rise to any material fine or penalty; nor, so far as the Warrantors are aware, is the Company a party to any agreement, practice or arrangement which in whole or in part:
(a)     contravenes  the  provisions  of  the  Trade  Descriptions  Acts  1968;
(b) would or might result in a reference of a consumer trade practice, within the meaning of the Fair Trading Act 1973 5 13, or be liable to reference to the Consumer Protection Advisory Committee under Part II of the said Act;
(c)     contravenes  the  provisions  of  the  Consumer  Credit  Act  1974;
(d) contravenes or is invalidated (in whole or in part) by or is subject to registration under the Restrictive Trade Practices Acts 1976 and

1977;
(e)     contravenes  any  provisions  of  the  Treaty  of  Rome;
(f) contravenes any other anti-trust, anti-monopoly or anti-cartel legislation or regulations.

5.8.2 So far as the Warrantors are aware the Company has not engaged in any anti-competitive practice as defined in the Competition Act 1980.

5.9     LITIGATION,  DISPUTES  AND  WINDING  UP

5.9.1 The Company and the Business are not engaged in any litigation or arbitration proceedings as plaintiff pursuer or defendant or defender; there are no proceedings pending or so far as the Warrantors are aware threatened either by or against the Business or Company; and so far as the Warrantors are aware there are no circumstances which are likely to give rise to any litigation or arbitration
5.9.2 There is no dispute with any revenue or other official department in the United Kingdom or elsewhere, in relation to the affairs of the Business or the Company, and so far as the Warrantors are aware there are no facts which may give rise to any dispute.
5.9.3 There are no claims pending or threatened against the Business or the Company by an employee or workman or third party, in respect of any accident or injury, which are not fully covered by insurance.

5.9.4 No order has been made or petition presented or resolution passed for the winding up of the Company or any of their property or assets; nor has any distress, execution or other process been levied in respect of the Company which remains undischarged; nor is there any unfulfilled or unsatisfied judgment, decree or court order outstanding against the Company.

5.10     COMPLIANCE  WITH  STATUTES

5.10.1     So  far  as the Warrantors are aware the Company has not committed or
                                                                ---
omitted to do any act or thing the commission or omission of which is or could be in contravention of any act, order, regulation or the like (whether of the United Kingdom or elsewhere) giving rise to any fine, penalty, default proceedings or other liability on its part.

5.10.2 So far as the Warrantors are aware the Company has conducted and is conducting its business in all respects in accordance with all applicable laws and regulations whether of the United Kingdom or elsewhere.

5.10.3 The Company does not carry on (nor has, at any time when not an authorised person under Chapter III, Financial Services Act 1986, carried on) investment business in the United Kingdom within the meaning of Financial Services Act 1986, 5 1.

5.11     DATA  PROTECTION  ACT  1998

5.11.1 The Company has not registered nor applied to register itself under the Data Protection Act 1998
     5.11.2     Personal  data  held  by  the  Company  is  not held on computer

5.12     DOCUMENTS  STAMPED
5.12 Except as set out in the Disclosure Letter all documents which in any way affect the right, title or interest of the Company in or to any of its property, undertaking or assets, or to which the Company is a party, and which attract stamp duty have been duly stamped within the requisite period for stamping.

5.13     BUSINESS  NAMES

5.13 ( i ) The Company does not use a name for any purpose other than its full corporate name, or DJM Cryo-Research
          (ii) The Business name of D.J.M. Fabrications is the sole trading name of the Business and so far as the Warrantors are aware, the only business
                                                             -
so  named

5.14     TRANSACTIONS  INVOLVING  DIRECTORS

5.15     POWERS  OF  ATTORNEY  AND  AUTHORITY
5.15.1 No power of attorney given by the Company or the Business is in force.
5.15.2 There are not outstanding any authorities (express or implied) by which any person may enter into any contract or commitment to do anything on behalf of the Company and the Business

5.16     LICENCES  AND  CONSENTS
5.16.1 So far as the Warrantors are aware the Company and the Business have obtained all necessary licences and consents from any person, authority or body for the proper carrying on of its business (full particulars of each licence and consent being set out in the Disclosure Letter) and all the licences and consents are valid and subsisting.
5.16.2 So far as the Warrantors are aware the Company and the Business are not in breach of any of the material terms or conditions of any of the licences or consents; and there are no factors that might in any way prejudice the continuation or renewal of any of them.

5.17     SUBSISTING  CONTRACTS
5.17.1 The Disclosure Letter contains accurate particulars of all the contracts and other engagements, whether written or oral, to which the Company and the Business are a party at the date of this agreement.

5.18     DEFAULTS  UNDER  AGREEMENTS  BY  THE  COMPANY

5.18.1     The  Company  is  not

(a) in default under any agreement or covenant to which it is a party or in respect of any other obligations or restrictions binding upon it;
(b) in default under any obligations existing by reason of membership of any association or body;
(c) So far as the Warrantors are aware liable in respect of any representation or warranty (whether express or implied) or any matter giving rise to a duty of care on its part.
(d) so far as the Warrantors are aware, in breach of the provisions of the Late Payment of Commercial Debts (Interest) Act 1998.
5.18.2 No threat or claim of default under any agreement, instrument or arrangement to which the Company or the Business is a party has been made and is outstanding against it;

5.19     OTHER  PARTY'S  DEFAULTS
5.19 No party to any agreement with or under an obligation to the Company or the Business is in default under it, being a default which would be material in the context of its financial or trading position; and so far as the Warrantors are aware, there are no circumstances likely to give rise to such a default.
          -

5.20     OUTSTANDING  OFFERS

5.20 No offer, tender or the like is outstanding which is capable of being converted into an obligation of the Business or Company by acceptance or other act of some other person.

5.21     DEFECTIVE  PRODUCTS
5.21.1 The Company and the Business have not manufactured, sold or supplied products which are or were or will become in any respect dangerous faulty or defective or which do not comply in any respect with any warranties or representations expressly or impliedly made by it or with all applicable regulations, standards and requirements Provided that this Warranty shall not apply to products supplied to New Brunswick Scientific (UK) Limited or New

Brunswick Benelux BV and provided further that this Warranty shall only apply to the extent that the Purchasers are unable to recover any losses under a policy of insurance
     5.22  SERVICE  LIABILITIES
5.22 Save as set out in the Disclosure Letter the Company and the Business are not subject to any liability or obligation (save as may be implied by law or in the terms and conditions of sale) to service, repair, maintain, take back or not do anything in respect of any goods that have been or are after the date of this agreement delivered by it other than in the normal course of business
5.23  GUARANTEES  AND  INDEMNITIES
5.23 There is not now outstanding in respect of the Company or the Business any guarantee, or agreement for indemnity or for suretyship, given by it or for its accommodation

6.  EMPLOYMENT
6.1.  EMPLOYEES  AND  TERMS  OF  EMPLOYMENT
6.1.1. Full particulars of the identities, dates of commencement of employment, or appointment to office, and terms and conditions of employment of all the employees and officers of the Company, including without limitation profit sharing, commission or discretionary bonus arrangements or other benefits, are fully and accurately set out in the Disclosure Bundle
6.1.2. There are no agreements or other arrangements (whether or not legally binding) between the Company or the Business and any trade union or other body representing employees

6.1.3. No contract of service exists between the Company and the Business and a director or employee in relation to which any relevant requirement of CA s 319 have not been fulfilled.

6.2.  BONUS  SCHEMES
6.2. 1. There are no schemes in operation by, or in relation to, the Company or the Business whereunder any employee of the Company or the Business is entitled to a commission or remuneration of any other sort, calculated by reference to the whole or part of the turnover, profits or sales of the Company or the Business
6.2.2. The Company has not registered a profit-related pay scheme under the provisions of ICTA Part V Chapter 111
6.3.  CHANGES  IN  REMUNERATION
6.3. 1. During the period to which the Principal Accounts relate and since the Last Accounts Date or (whether employment or holding of office commenced after the beginning of such period) since the commencing date of the employment or holding of office:
          (a) save as increased in the normal course of business no change has been made in the rate of the remuneration, or the emoluments or pension benefits or any other benefits or any officer, ex-officer or senior executive of the Company or the Business
           (b) no change has been made in any other terms of employment of any officer or senior executive

6.3.2.  Save as set out in the Disclosure Letter,the Company and the Business is
                                                -
not bound or accustomed to pay any moneys other than in respect of remuneration or emoluments of employment or pension benefits to or for the benefit of any officer or employee of the Company or the Business

6.3.3. Excepting herefrom John Minister, no negotiations for any increase in the remuneration or benefits of any officer or employee of the Company or the Business are current
6.4  TERMINATION  OF  CONTRACTS  OF  EMPLOYMENT
6.4.1 No current employee of the Company has given or received notice terminating his or her employment, with the Company

6.5.  INDUSTRIAL  DISPUTES  AND  NEGOTIATIONS
6.5.1 As far as the Warrantors are aware, none of the Company's or the Business's employees is involved in any industrial dispute, and there are no facts known to the Warrantors which might suggest that there may be any industrial dispute involving the Company or the Business or that any of the provisions of this agreement made lead to any such industrial dispute.

6.6.  INDUSTRIAL  AGREEMENTS

6.7  REDUNDANCIES

6.8  PENSIONS
There  are  no  Pension  Schemes
7.  ASSETS
7.1  OWNERSHIP  OF  ASSETS
7. 1. 1. Except as contemplated in connection with this Agreement and referred to in the Disclosure Letter, the Company and the Business owned at the Last Accounts Date and had good and marketable title to and (except for current assets subsequently sold or realised in the ordinary course of business) still own and have good and marketable title to all assets included in the Principal Accounts and to all assets acquired since the Last Accounts Date and not subsequently sold or realised as aforesaid
7.1.2. The Company and the Business have not created or granted or agreed to create or grant any security interest or other encumbrance in respect of any of the fixed assets included in the Principal Accounts or acquired or agreed to be acquired since the Last Accounts Date, otherwise than in the ordinary course of its business
7.1.3. Save as disclosed in the Principal Accounts, none of the assets, undertaking, goodwill or uncalled capital of the Company is subject to, and the Company has not agreed to grant, any option, charge (fixed or floating) lien or encumbrances, or right of pre-emption.
7.2.  ASSETS  SUFFICIENT  FOR  THE  BUSINESS
7.3.     STOCKS
7.4.      RETENTION  OF  TITLE
7.5.      INSURANCE
7.5.1 The insurance policies of the Company are set out in the Disclosure Bundle and are in full force and effect, and so far as the Warrantors are aware nothing has been done or omitted to be done which could make any policy or insurance void or voidable or which is likely to result in an increase in premium.
7.5.2. No claim is outstanding under any of the said policies and, so far as the Warrantors are aware, no circumstances exist which are likely to give rise to such a claim.
7.6.  LEASED  ASSETS
7.7  PLANT  IN  WORKING  ORDER

7.7.1 So far as the Warrantors are aware the plant, machinery, vehicles and other equipment used in connection with the business of the Company and the

Business are in a good and safe state of repair and condition and satisfactory working order and have been regularly and properly maintained;
7.7.2 Copies of Maintenance contracts of the Company are contained in the Disclosure Bundle.

7.8     INTELLECTUAL  PROPERTY  RIGHTS  AND  TRADE  SECRETS

7.8.1 All Intellectual Property Rights used by the Company in connection with its business are in full force and effect and are vested in and beneficially owned by it.

7.8.2 No right or licence has been granted to any person by the Company to use in any manner or to do anything which would or might otherwise infringe any of the Intellectual Property Rights of the Company

7.8.3. So far as the Warrantors are aware there are no current, pending or proposed Patent or other protection of Intellectual Property rights which relate to any products or system which the Company or Business are or may be infringing. There is nothing under development by the Company which, so far as the Warrantors are aware, might infringe any existing or pending patent

7.8.4 So far as the Warrantors are aware the business of the Company or the Business (and of any licensee under a licence granted by the Company and the Business) as now carried on do not infringe any Intellectual Property Right of any other person (or would not do so if the same were valid) or give rise to a liability to pay compensation pursuant to the Patents Act 1977 ss 40 and 41 and all licences to the Company and in respect of any such right are in full force and effect.
7.8.5 Except as set out in the Disclosure Letter, the Company and the Business have not (otherwise than in the ordinary and normal course of business) disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person other than the Purchaser any of its know-how, trade secrets, confidential information, price lists or lists of customers or suppliers.
7.8.6 The Company and the Business are not a party to any secrecy agreement or agreement which may restrict the use or disclosure of information.

7.9     MOTOR  VEHICLES

     The  Company  does not own lease use or control any motor vehicle,     save
for  one  service  van.

8.1     PLANNING  MATTERS
     The Warrantors have received no notices that the current use of the Property contravenes the Planning Acts.

8.2     STATUTORY  OBLIGATIONS
8.2.1 The Warrantors have received no notice that the Company or Business are not complying with all applicable statutory and by-law requirements with respect to the Public Health Acts and the Offices Shops and Railway Premises Act 1963 and the Fire Precautions Act 1971, the Health and Safety at Work (etc) Act 1974, the Shops Act 1950 and 1965, the Water Resources Act 1991, the Water Industry Act 1991 and all Environmental Legislation (as the same are from time to time varied or amended) and all regulations, rules and delegated legislation thereunder

8.3     POLLUTION  AND  ENVIRONMENT
8.3.1 There have been no complaints or disputes made known to the Warrantors regarding the use of the Property in so far as they affect the Environment by reason of noise or the emission of any substance or any other matters defined as

"statutory nuisances" by Section 79 of the Environmental Protection Act 1990 into the Environment and there are no facts or circumstances which may lead to any such complaint or dispute.

8.3.2 There have been no complaints made known to the Warrantors, and the Warrantors are not aware of any claims, investigations or proceedings threatened or instituted against the Company or Business or its directors relating to an alleged breach of Environmental Legislation or to the Business or Company's use or occupation of the Property or in respect of any land premises or buildings formerly owned or occupied by the Company or the Business and, so far as the Warrantors are aware, there are no facts or circumstances which may lead to any such claims, investigations or proceedings
8.3.3 As far as the Warrantors are aware, the business and all industrial or other processes carried on by the Company and Business at the Property complies with all conditions, limitations, obligations, prohibitions and requirements contained in any Environmental Legislation and so far as the Warrantors are aware, there are no facts or circumstances which constitute or may lead to any breach of any Environmental Legislation.

                                   SCHEDULE 4
                                   -------- -


                                    TAX DEED

DATE:     1999


PARTIES:
(1)             'The  Covenantors'  :  David  Julian  Minister  and  David  John
Minister

(2)     'The  Purchaser':      N.B.S.  ULT  Limited

RECITAL:


This Deed is entered into pursuant to an agreement ('the Agreement') made between the Vendors (as therein defined) (and including the Covenantors) and the Purchaser relating to the sale of 102 ordinary shares of 1 each in the capital of D.J.M. Cryo-Research Limited ("the Company").

OPERATIVE  PROVISIONS:

1     DEFINITIONS
     In  this     deed:
     1.1 Words and expressions defined in the Agreement shall, except where otherwise provided or expressly defined below, have the same meaning in this deed.
     1.2 'TAXATION' means all forms of tax, duty, rate levy, charge or other imposition or withholding whenever and by whatever authority imposed and whether of the United Kingdom or elsewhere
     1.3 'RELIEF' includes any relief, allowance, exemption, set-off or deduction in computing, or against profits, income or gains of any description or from any source, or credit against Taxation or any right of repayment of Taxation.

1.4     (i)       'LIABILITY  TO  TAXATION'  means liabilities of the Company to make actual payments in respect of Taxation (or amounts in respect of Taxation), but does not include :
(a) the loss or counteracting of any Relief which would otherwise have been granted or available to the Company;
(b) the nullifying, cancellation or set off of a right to repayment of taxation which would otherwise have been available to the Company (provided however that if the loss or counteracting referred to in (a) or the nullifying, cancellation or set off referred to in (b) results in the Company suffering a liability to make a payment in respect of taxation, that liability shall itself be a "liability to taxation")
1.5 'CLAIM FOR TAXATION' includes any notice, demand, assessment, return submitted by the Company, letter or other document issued, or action taken, by or on behalf of the Inland Revenue or Customs and Excise authorities or any other statutory or governmental authority or body whatsoever in any part of the world, whereby the Company will be subject to a Liability to Taxation).
1.6     'FINAL  DETERMINATION'  means  in  relation  to  a  Claim  for Taxation:
     1.6.1     a  determination  in  writing  by  the  Inspector  of  Taxes  or
     1.6.2 where there is an appeal against that assessment an agreement under TMA s 54 or any legislative provision corresponding to that section or
1.6.3 a decision of a Court or Tribunal from which either no appeal lies, or in respect of which no appeal is made within the  prescribed  time  limit
Provided that the Company shall not be under any obligation to pursue an appeal if professionally advised against such a course of action
2.     COVENANT
     2.1 Subject as provided below, the Covenantors jointly and severally covenant with the Purchaser that they will pay to the Purchaser so far as possible by way of repayment of the Consideration payable for the Shares under the Agreement an amount equal to any of the following:

2.1.1 any Liability to Taxation or any depletion of the assets arising by reason of or in consequence of or in connection with any Liability to Taxation;
(i) arising as a consequence of or by reference to an Event which occurred on or before the date of Completion or was deemed to occur on or before the
date     of  Completion  for  the  purposes  of  any  Taxation;  or
(ii) arising in respect of or by reference to any income profits or gains which ` were earned accrued or received by the Company on or before the date of Completion or in respect of a period ending on or before the date of Completion
     2.1.2 any settlement of a Claim for Taxation where the Claim related to a Liability to Taxation to which Clause 2.1.1 would have applied; and
2.1.3 the proper and reasonable costs incurred by the Company in relation to any demands, actions, proceedings and claims in respect of Liabilities to Taxation or Claims for Taxation.
2.2 If the Purchaser incurs a Liability to Taxation in respect of any payment due from the Covenantors under Clause 2.1, the Purchaser shall calculate and demand in writing from the Covenantors from time to time such amount as will ensure that the net receipt to the Purchaser (after Taxation) in respect of the payment is the same as it would have been were the payment not subject to Taxation in the hands of the Purchaser.
3     EXCLUSIONS
     3.1 The covenant in Clause 2.1 shall not apply to any Liability to Taxation or Claim for Taxation (or any costs incurred in connection with either of them);
3.1.1 to the extent that an appropriate provision or reserve was made in the Completion Accounts; or was specially referred to in the notes to such accounts
3.1.2 for which the Company is or may become liable wholly or primarily as a result of transactions in the ordinary course of its business on or after the date of this deed;
3.1.3 to the extent that the Liability to Taxation or Claim for Taxation arises as a result only of the appropriate provision in the Completion Accounts being insufficient by reason of any increase in rates of Taxation made after the date of the Agreement;

3.1.4     which  would  not have arisen but for the transactions contemplated by the
Agreement or a voluntary act or transaction or omission of the Purchaser or the Company after the date of this deed otherwise than in the ordinary course of business;
     3.1.5  to  the  extent  that  liability  is limited under the provisions of
Schedule  7     to  the  Agreement.
     3.1.6to  the  extent  that  the  loss occasioned thereby has been recovered pursuant  to  any  claim  under  the  Warranties  in  the  Agreement
     3.1.7 to the extent that it arises by reason of any chargeable gain made after the date of Completion but deemed to have arisen prior to the date of
     Completion  in  accordance  with  TCGA  Sections  178  or  179  and  the potential  gain  concerned  was  brought  to  the  attention  of  the  Purchaser in  writing
3.1.8 to the extent that it arises because the small companies rate for corporation tax is no longer payable by the Company
      3.1.9 to the extent that it comprises a balancing charge incurred by the Company and arising on a chargeable event occurring after the date of
Completion  for the purpose of the CAA and full provision has been          made
for  deferred  tax  thereon  in  the  Completion  Accounts
          3.1.10  to  the  extent  that  such  Taxation results from a change in
accounting          policy  or  practice  of  the  Purchaser  or  the  Company
introduced  after  the          date  of  Completion except where such change is
necessary  to comply          with Clause 1.1.2 (b) and (c) of Schedule 3 of the
Agreement  or the          method of valuation of stocks specified in Clause 4.6
of  the  Agreement
    3.1.11 to the extent that such Taxation results from the cessation of any trade or the sale of shares of the Company after the date of Completion
          3.1.12 to the extent that it arises or is increased as a result of the imposition of Taxation or as a consequence of any retrospective change in
the  law  or  practice     made  after  the  date  of  Completion
          3.1.13  to  the  extent  that  the  Liability to Taxation results in a
corresponding     saving  by  or  net  benefit  to  the  Company

          3.1.14  to  the  extent  that  it  comprises  Taxation  payable by the
Purchaser or the Company under the Agreement or this deed or on any document executed pursuant to the terms of the Agreement or this deed or for
the  purposes  of     giving  effect  to  them
          3.1.15 if the Company fails, after due warning, to act in accordance with the reasonable instructions of the Covenantors in conducting any dispute in respect of any Liability to Taxation to Claims for Taxation

4.     DEDUCTIONS  OR  WITHHOLDINGS
4.1     Any  payments  made  by  or due from the Covenantors by virtue of clause shall  be  free  and  clear  of  all  Taxation.
4.2 If any deductions or withholdings are required by law, or any payments made by or due from the Covenantors under this Deed are Liable for Taxation (whether in the hands of the Purchaser, or the Company, the Covenantors shall be jointly and severally liable under this sub-clause to pay to the Purchaser or the Company to which the payments are made or due by virtue of clause 2 (as the case may be) such further sums as will ensure that the aggregate of the sums paid or payable under this sub-clause and clause 2 shall, after deducting therefrom all deductions or withholdings from, or taxation liabilities in respect of such sums, leave the Purchaser or the Company (as the case may be) with the same amount as it would have been entitled to receive under clause 2 in the absence of any such deductions, withholdings or taxation liabilities.
5     MITIGATION
     If any provision for taxation contained in the Completion Accounts proves to be an over provision, the amount over provided shall be set off against
any     liability  of  the  Covenantors  under  this  Deed
6     CONDUCT  OF  CLAIM
6.1 The Purchaser will or the Purchaser shall procure that the Company shall notify the Covenantors in writing of any Claim for Taxation which comes to its notice whereby appears that the Covenantors are or may become liable to make a payment to the Purchaser under this deed. Where a time limit for appeal applies to such claim, the notification shall be given as soon as reasonably possible after the date on which the claim comes to the notice of the Company but, where no time limit applies or the period to which the limit relates has not commenced, the notification shall be given within fifty six days of that date.
6.2 The Purchaser shall ensure that a Claim for Taxation to which this deed applies, is, so far as reasonably practicable, dealt with separately from claims to which it does not apply and is not paid prematurely; and for this purpose any payment made by the Company to avoid incurring interest or any penalty in respect of unpaid Taxation shall be deemed not to be paid prematurely.
6.3 Subject to Clause 6.6, the Purchaser shall procure at the request in writing of the Covenantors that the Covenantors are placed in a position to dispute on behalf of the Company any Claim for Taxation to which this deed applies and shall render, or cause to be rendered, to the Covenantors at their expense all such assistance as the Covenantors, or a majority of them, may reasonably require in disputing any Claim for Taxation.
6.4 Subject to Clause 6.5, the Covenantors shall be entitled on behalf of the
Company to instruct such solicitors or other professional advisers as the Covenantors, or a majority of them, may nominate to act on behalf of the Covenantors or the Company, to the intent that the conduct, and costs and expenses, of the dispute shall be delegated entirely to and be borne solely by the Covenantors.
6.5 In connection with the conduct of any dispute relating to a Claim for Taxation to which this deed applies:
6.5.1 the Covenantors shall keep the Company and the Purchaser fully informed of all relevant matters and the Covenantors shall promptly forward or procure to be forwarded to the secretary of the Company and the Purchaser copies of all correspondence and other written communications pertaining thereto;
6.5.2 the appointment of solicitors or other professional advisers shall be subject to the approval of the Purchaser, such approval not to be unreasonably withheld or delayed;
6.5.3 the Covenantors shall make no settlement or compromise of the dispute, nor agree any matter in the conduct of the dispute which is likely to affect the amount involved or the future Liability to Taxation of the Company without the prior approval of the Purchaser, such approval not to be unreasonably withheld or delayed;
6.5.4 if any dispute arises between the Purchaser and the Covenantors as to whether the Claim for Taxation or Liability to Taxation should at any time be settled in full or contested in whole or in part, the dispute shall be referred to the determination of a senior tax counsel of at least ten years standing appointed by agreement between the Purchaser and the Covenantors, or (if they do not agree) upon the application by either party to the President for the time being of The Law Society, whose determination shall be final. The counsel shall be asked to advise whether in his opinion an appeal against the claim would on the balance of probabilities be likely to succeed and as to how the costs of such dispute should be allocated between the Covenantors and the Purchaser. Only if his opinion is in the affirmative shall an appeal be made and such claim not then settled. Any further dispute arising between the Covenantors and the Purchaser as to whether any further appeal should be pursued following determination of an earlier appeal (whether or not in favour of the Company) shall be resolved in a similar manner.
6.6 The Covenantors shall at the request of the Purchaser provide, to the reasonable satisfaction of the Purchaser, security or indemnities, or both, in respect of all the costs and expenses of disputing any Claim for Taxation to which this deed applies.
6.7 The Purchaser shall not be subject to any claim by or liability to, any of the Covenantors on the ground that it has not complied with the foregoing provisions, if it has bona fide acted in accordance with the instructions or approval of any one or more of the Covenantors.

7     DATES  FOR  AND  QUANTUM  OF  PAYMENTS
7.1 This Clause shall apply solely for determining the date on which any payments or repayments shall be made by or to the Covenantors pursuant to this deed and (where expressly provided) the amounts of the payments or repayments.
7.2 The Covenantors shall make payment to the Purchaser to the extent that and on the date on which either the Company or the Purchaser discharges or is deemed to discharge a Liability to Taxation in respect of which the Purchaser is entitled to a payment under this deed.
7.3 The Purchaser shall make a repayment to the Covenantors to the extent that and within 28 days of the date on which the Company receives any repayment of any amount paid in respect of any Liability to Taxation pursuant to Clause
7.2. Any repayment to the Covenantors pursuant to this Clause 7.3 shall not prejudice the right of the Purchaser to recover from the Covenantors under this deed in the event that a further Liability to Taxation is imposed upon the Company, whether in respect of matters to which the repayment relates or otherwise.
7.4 For the purposes of Clause 7.2, the Company shall be deemed to discharge a Liability to Taxation:

7.4.1     on  the  date  on  which  the  Company  pays  any  amount of Taxation;
7.4.2     on  the  date on which any Liability to Taxation would have fallen due but
for Reliefs, rights of repayment or other rights or claims of a similar nature to which Clause 5.1 applies.
7.4.3     in  a  case  falling  within any of sub-paragraphs (a), (b) and (c) of
Clause
1.4
(i) on the date on which the Purchaser notifies the Covenantors that the Covenantors have a liability under this deed.
7.5 For the purpose of Clause 7.3, the Company shall be deemed to receive a repayment:
7.5.1 on the date on which the Company receives a repayment of Taxation to which Clause 7.2 applies;
7.5.2 if and when the Company would have received a repayment but for a Liability to Taxation in respect of which the Company is not entitled to be indemnified under this deed;
7.5.3 if and when the Company would have received a repayment had the Liability to Taxation been discharged by a payment of Taxation; or
7.5.4 if and when the Company is able to obtain the benefit of a reduction in its Liability to Taxation as a result of the right to repayment.
7.6     Upon  Final  Determination  of  a  relevant  Claim  for  Taxation  the

Covenantors shall promptly pay to the Purchaser such amount or further amount in addition to any sums already paid under this deed as is required to cover the full liability of the Covenantors under this deed.
7.7     Any dispute in relation to the provisions of Clauses 7.4, 7.5 or 7.6 may be
referred, by the Purchaser or the Covenantors, to the auditors for the time being of the Company, acting as experts and not as arbitrators, whose certificate shall be final and binding upon the parties in the absence of manifest error. The costs of the referral shall be paid as .the auditors direct
8.     TAXATION
8.1     The  Covenantors  or  their duly authorised agents shall, at the cost of the
Covenantors, prepare true and accurate taxation returns of the Company (i) for all taxation periods ended on or before the date of Completion to the extent that the same shall not have been prepared before Completion (ii) relating to advance corporation tax and income tax deducted from payments made or deemed to be made on or before the date of Completion (iii) relating to all pay as you earn and Schedule E matters for the years ended on or prior to Completion including those relating to benefits provided to the extent the same shall not have been prepared before Completion (iv) if the Company is requested to do so by H.M. Custons and Excise in relation to the adjustment required under Vat Retail Scheme B. 1 to the date of Completion, being the date on which the Company ceased to use the scheme
8.2  The  Purchaser  shall  procure  that  the  Company  shall cause the returns mentioned  in  clause  8.1  to  be  authorised,  signed  and  submitted  to  the appropriate authority with such amendments as are required to comply with taxation legislation and shall give the Covenantors or their agent all such assistance as may be required to agree those returns with the appropriate authorities
8.3 The Covenantors or their duly authorised agent shall, at the cost of the Covenantors, prepare all documentation and deal with all matters (including correspondence) in relation to the Taxation returns of the Company mentioned in clause 8.1 and the Purchaser shall procure that the Company shall afford such access to its books, accounts and records as is necessary and reasonable to enable the Covenantors or their duly authorised agent to prepare those returns and conduct matters relating thereto in accordance with the Covenantors rights under this clause.
     8.4 Nothing done by the Company pursuant to this clause shall in any respect restrict or reduce any rights the Purchaser may have to make a claim
against     the  Covenantors  under  this  deed
9.     GENERAL
9.1 This deed shall be binding on the Covenantors and their respective successors and personal representatives.
     9.2 The benefit of this deed may be assigned in whole or in part by the Purchaser.
     9.3 The provisions of the Agreement relating to notices shall apply to any notice to be given under, or in connection with, this deed.
     9.4 The construction, validity and performance of this deed shall be governed by the laws of England.
     9.5 Without prejudice to the provisions of Clause 7 in relation to dates of payment, and solely for the purposes of computing the Liability of
Taxation under this deed or any over provision or recoveries under Clause 5 an accounting period of the Company shall be deemed to end on the date  of  Completion.
9.6 Nothing in Clauses 3 and 5 will give any benefit to the Covenantors of any Reliefs, rights of repayment or other rights or claims of a similar nature against Income, Profits or Gains which are earned or accrued after the date of Completion or against Income, Profits or Gains of the Purchaser or companies in the same group as the Purchaser.
9.7
The Covenantors shall be entitled to receive and the Purchaser shall pay to them the amount of any repayment or other amounts arising from rights or claims of a similar nature in respect of Income, Profits and Gains referable to the time on or before Completion forthwith upon receipt by the Purchaser (provided any such sum is not reflected in the Accounts, including the Completion Accounts of the Company)

IN WITNESS whereof this Deed has been duly executed the day and year first before written


SIGNED  AS  A  DEED  by  the  said
in  the  presence  of:


SIGNED  AS  A  DEED  by  the  said
in  the  presence  of:


THE  COMMON  SEAL  of

was  hereunto  affixed  in  the  presence  of:


Director


Director/Secretary

                                   SCHEDULE 5
                                   ----------



PART  I               SHORT  PARTICULARS  OF  THE  PROPERTY

               Premises  at  Woodrolfe  Road,  Tollesbury,
               Malden,  Essex








PART  I                    THE  LEASE

               Parties          :   D.  J.  and  D.  J.  Minister  (1)
                             D.J.M.  Cryo-Research  Limited

               Term          :   10  Years

               Rent          :    70,000  p.a.  (increasing)

                                   SCHEDULE 6
                                   ----------

                                 PENSION SCHEME

                                      None.

                                   SCHEDULE 7
                                   ----------

                         VENDORS' PROTECTION PROVISIONS


                                   SCHEDULE 7
                              WARRANTOR PROTECTION
1.     LIMITATION  OF  LIABILITY
The following Paragraphs of this Schedule shall operate to limit the liability of the Warrantors under or in connection with the Warranties and the Disclosure Letter and the Transfer Agreement (if that agreement is entered into) and accordingly, in this Schedule, 'Relevant Claim' means any claim of the Purchaser or of D.J.M. Cryo-Research Limited under or in connection with this Agreement, the Transfer Agreement (if that agreement is entered into), the Warranties or the Disclosure Letter including for the avoidance of doubt, any claim for misrepresentation or negligent misstatement.

2.     FINANCIAL  LIMITS
2.1     AGGREGATE  LIMIT
The aggregate liability of the Warrantors in respect of Relevant Claims shall be limited to 500,000.
2.2     THRESHOLDS
The  Warrantors  shall  not  be  liable  in  respect of a Relevant Claim unless:
(i) the liability of the Warrantors in respect of that Relevant Claim (and all other Relevant Claims arising out or related to the same or similar subject matter) exceeds 1,000, and
(ii) the aggregate liability of the Warrantors in respect of all Relevant Claims exceeds 5,000.

3.     TIME  LIMITS
3.1     NOTICE  TO  WARRANTORS
The Warrantors shall have no liability in respect of any Relevant Claim unless the Purchaser shall have given notice in writing to the Warrantors of such claim specifying (in reasonable detail) the matter which gives rise to the claim, the nature of the claim and the amount claimed in respect thereof not later than two years after the date of this Agreement.

3.2     ANY  RELEVANT  CLAIM
Notice of any Relevant Claim which has been given in accordance with 3.1 shall (if it has not been previously satisfied or withdrawn) be deemed to have been waived or withdrawn at the expiry of three months after its notification under clause 3.1 unless proceedings in respect thereof have been commenced against the Warrantors (and for this purpose proceedings shall not be deemed to have been commenced unless they have been both issued and served on the Warrantors).

4.     RECOVERY  FROM  THIRD  PARTIES
4.1     ACCOUNTING  TO  WARRANTORS
If the Warrantors pay to or for the benefit of the Purchaser an amount in respect of any Relevant Claim and any of the Purchaser, the Company or any member of the Purchaser's Group subsequently receives from any other person any payment in respect of the matter giving rise to the Relevant Claim, the Purchaser shall thereupon pay to the Warrantors an amount equal to the payment received, except to any extent that payment in respect of the Relevant Claim was reduced as a result of liability (in part or whole) of the Warrantors and provided that such payment shall not exceed the sum paid by the Warrantors less the reasonable expenses of the Purchaser

5.     FURTHER  LIMITATION  OF  LIABILITY
5.1     NO  DOUBLE  RECOVERY
The Purchaser shall not be entitled to recover damage or otherwise obtain reimbursement or restitution more than once in respect of the same loss.

5.2 No liability shall arise on the part of the Warrantors in respect of any Relevant Claim

(i) if and to the extent that provision or reserve for or in respect of the liability or other matter giving rise to such claim has been made in the Accounts
(ii) if and to the extent that such claim is wholly or partly attributable to any voluntary act omission transaction or arrangement of the Purchaser or the Purchaser's Group after the date hereof
(iii) to the extent that the Business, the Company or the Purchaser are insured against any loss or damage suffered by the Business or the Company or the Purchaser arising out of such breach or claim under the terms of any insurance policy of the Business or the Company or the Purchaser for the time being in force
(iv) if and to the extent that the liability of the matter giving rise to such claim is disclosed by or referred to in the Disclosure Letter

6.     PROCEDURAL  MATTERS
6.1 If any claim is received by or comes to the notice of the Purchaser for which the Warrantors may be liable the Purchaser shall

(i) as soon as reasonably practicable give written notice thereof to the Warrantors

(ii) not make any admission of liability, agreement or compromise with any person body or authority in relation thereto without the prior written consent of the Warrantors

(iii) give the Warrantors and their professional advisers reasonable access to the premises and personnel of the Purchaser and/or the Business and/or the Company (as the case may be) and to any relevant chattels accounts documents and records within the power possession or control of the Purchaser and/or the Business and/or the Company to enable the Warrantors and their professional advisers to examine such claim premises chattels accounts documents and records and to take copies or photographs thereof at their own expense

(iv) (subject to the Warrantors indemnifying and securing the Purchaser to the Purchaser's reasonable satisfaction against any liability costs damages or expenses which may be incurred thereby) take such action as the Warrantors may reasonably request to avoid dispute resist compromise or defend any such claim

6.2 Where the Purchaser is or may be entitled to recover from some other person any sum in respect of any matter giving rise to a Relevant Claim the Purchaser shall procure that reasonable steps are taken to enforce such recovery and in the event that any sum is so recovered then either the amount payable by the Warrantors in respect of that claim shall be reduced by an amount equal to the sum so recovered or (if an amount shall already have been paid by the Warrantors in respect of that claim) there shall be repaid to the Warrantors an amount equal to the amount so recovered or (if less) the amount of such payment but shall not exceed the amount paid by the Warrantors

7.     MISCELLANEOUS
7.1 The amount of any Relevant Claim shall take into account the amount of any relief from taxation arising by virtue of the loss or damage in respect of which the claim is made, provided that this clause shall not reduce the value of any valid claim, but is intended to prevent the Purchaser gaining a "double benefit" from both the claim and any tax relief.

7.2 The Purchaser shall not be entitled to make any claim in respect of anything which is expressly provided for by or which falls to be done in implementing the terms of this agreement.

7.3 The Purchaser shall not be entitled to rescind this Agreement at any time after Completion and the sole remedy which the Purchaser may seek after that date in respect of any breach of the Warranties is a claim for damages (subject to the provisions of this Schedule).

7.4 The Purchaser acknowledges and agrees with the Warrantors that the Purchaser has not been induced to enter into this Agreement by or in reliance upon any representation warranty or undertaking either oral or written made by the Vendors or any of them or by any person on its behalf other than such as are expressly incorporated in this Agreement.

7.5 The Purchaser hereby represents and warrants to the Warrantors and to the Vendors that (the Purchaser having been given an opportunity to carry out an investigation into the Company and the Business) such investigation and any documents or extracts obtained by or made available to Purchaser or its agents during the course of such investigation do not reveal any matters or things that at the date hereof are inconsistent with any of the Warranties or that may give rise to any liability on the part of the Warrantors thereunder.

8.     RELEVANCE  OF  LIMITATIONS  IN  CIRCUMSTANCES  OF  FRAUD  ETC
The provisions of paragraphs 2 and 3 of this Schedule shall not apply in respect of any Relevant Claim if it is (or the delay in the discovery of which is) the consequence of fraud or wilful concealment by the Warrantors.

                             CROSS-OPTION AGREEMENT




                      RELATING TO DJM CRYO RESEARCH LIMITED







                            DAVID JULIAN MINISTER AND
                             DAVID JOHN MINISTER (1)

                             N.B.S. ULT LIMITED  (2)







                             THOMPSON SMITH & PUXON
                                4 & 5 NORTH HILL
                                   COLCHESTER
                                 ESSEX   CO1 1EB

                             mfedeyko@tsp.legal.com
                             ----------------------

THIS  AGREEMENT  is  made  the               day  of

BETWEEN:

(1) DAVID JULIAN MINISTER and DAVID JOHN MINISTER of Woodrolfe Road, Tollesbury, Maldon, Essex (THE "VENDORS); and

(2) N.B.S. ULT Limited a limited company registered in England with Company Number 03864134 whose registered office is at AQUIS COURT, 31 FISHPOOL STREET, ST. ALBANS, HERTFORDSHIRE (THE "PURCHASER").


In consideration of the sum of One pound ( 1.00) now paid by each of the parties to the other (the receipt of which each of the parties hereby acknowledges) IT IS HEREBY AGREED as follows:

1.     DEFINITIONS  AND  INTERPRETATION

In  this  Agreement  the  following  expression have the meanings set out below:

1.1 "ACQUISITION AGREEMENT" means the agreement dated the day of November 1999 made between the Vendors and the Purchaser with respect to the purchase of all of the shares in DJM Cryo Research Ltd and dealing with the provisions for transfer of the Business if the options in this agreement are exercised;

1.2 the "OPTION" means an option exercisable or exercised pursuant to clauses 2.1 or 2.2;

1.3 the "OPTION NOTICE" means a notice served by the Purchaser or by the Vendors in accordance with clause 4;

1.4 "TRANSFER AGREEMENT" means the agreement referred to in clause 4.3 hereof;

1.5 "TRANSFER TERMS" means the Business shall be sold and purchased for the sum of 2,750,000 and otherwise in accordance with the terms of this Agreement, the Acquisition Agreement and the Transfer Agreement.

2.     PUT  AND  CALL  OPTIONS

2.1 Subject to the conditions set out in clause 3 below, the Vendors shall have the option to require the Purchaser to buy the Business, on the exercise of which the Purchaser will become bound to buy and the Vendors will become bound to complete the purchase of the Business on the Transfer Terms.

2.2 Subject to the provisions of clause 3 hereof, the Purchaser shall have the option to require the Vendors to sell the Business, on the exercise of which the Vendors will become bound to sell and the Purchaser will become bound to complete the sale of the Business on the Transfer Terms.

3     CONDITIONS

3.1 An option may not be exercised unless and until each of the Vendors have resigned as directors of DJM Cryo Research and are no longer beneficial owners of or registered holders of any shares in DJM Cryo Research Limited.

4     EXERCISE  OF  OPTION

4.1     The  Purchaser  may  exercise  the Option by written notice (THE 'OPTION
NOTICE')  served  on  the  Vendors  at  any  time  from and including     day of
November  1999.

4.2     The  Vendors  may  exercise  the  Option  by written notice (THE "OPTION
NOTICE")  served  on  the  Purchaser  at  any  time  on or after          day of
November  1999.

4.3 Completion of the sale and purchase of the Business shall take place forthwith upon the service of the Option Notice at the offices of the Vendors' solicitors when all of the transactions mentioned in sub-clauses 4.3.1 to 4.3.4 shall take place:

4.3.1 the Purchaser shall deliver or shall procure the delivery to the Vendors' solicitors by way of telegraphic transfer the sum of 2,750,000;

4.3.2 assets of the Business which are capable of transfer by delivery shall be so transferred;

4.3.3 the Vendors shall execute an Assignment of the Business in the form set out in Schedule 1 hereto;

4.3.4     the  Purchaser  (or  its  assignee)  shall  enter  into  the  Transfer
Agreement in the form annexed as Schedule 2 hereto which shall also be duly executed by the Vendors.

5     CROSS  NOTICES

5.1 Any Option Notice served after any previous such notice shall be void and of no affect. Once an Option has been exercised, neither party shall have the right to exercise any further Option hereunder.

6     GENERAL

6.1 This agreement shall be binding on and enure to the benefit of the successors and/or personal representatives of the parties but neither party may otherwise transfer assign or charge their rights or obligations under this agreement, provided that the Purchaser may assign its rights to any wholly owned subsidiary.

6.2 Any notice to be given by either party may be personally delivered or sent by post to the address of the other party as set out above or to such other address as they may from time to time have notified for the receipt of notices under this agreement and where a notice is sent by post it shall be deemed to have been received 72 hours after having been put into the post properly addressed and stamped.


IN WITNESS WHEREOF this Agreement was duly executed the day and year first above written.

Duly  signed  by     )
Director/Secretary  for  and  on  behalf  of     )
N.B.S.  ULT  Limited     )
in  the  presence  of:     )


Duly  signed  by  DAVID  JULIAN     )
MINISTER  in  the  presence  of:     )


Duly  signed  by  DAVID  JOHN     )
MINISTER  in  the  presence  of:     )

                                   SCHEDULE 1
                                   ----------


                             ASSIGNMENT OF GOODWILL


THIS  ASSIGNMENT  is  made  the                    day  of
1999 BETWEEN (1) DAVID JOHN MINISTER and DAVID JULIAN MINISTER both of Woodrolfe Road, Tollesbury, Essex ("the Assignor") and (2) DJM Cryo Research Limited whose Registered Office is at Woodrolfe Road, Tollesbury, Essex (registered in England number 2959499) ("the Assignee")

WHEREAS
(1) The Assignor is the owner of the goodwill in relation to the business as defined by an Acquisition Agreement (the "Acquisition Agreement") and made between, inter alia, the Assignor and N.B.S. ULT Limited ("the goodwill")
(1) Pursuant to the terms of the Acquisition Agreement, the Assignor has entered into a Cross-Option Agreement (as defined in the Acquisition Agreement) with N.B.S. ULT Limited
(2) Pursuant to the terms of the Option Agreement an option has been exercised and in connection with such exercise, the Assignor has agreed to assign to the Assignee such right title and interest that the Assignor has in the goodwill on the terms set out below
IT  IS  AGREED  AS  FOLLOWS  :
1.     ASSIGNMENT
     In  consideration  of  the  payment  by the Assignee to the Assignor of TWO
MILLION POUNDS ( 2,000,000) (receipt of which is hereby acknowledged by the Assignor) the Assignor assigns unto the Assignee with full title guarantee the goodwill TO HOLD unto the Assignee absolutely

                                   SCHEDULE 1
                                   ----------


                             ASSIGNMENT OF GOODWILL


THIS  ASSIGNMENT  is  made  the                    day  of
1999 BETWEEN (1) DAVID JOHN MINISTER and DAVID JULIAN MINISTER both of Woodrolfe Road, Tollesbury, Essex ("the Assignor") and (2) DJM Cryo Research Limited whose Registered Office is at Woodrolfe Road, Tollesbury, Essex (registered in England number 2959499) ("the Assignee")

WHEREAS
(1) The Assignor is the owner of the goodwill in relation to the business as defined by an Acquisition Agreement (the "Acquisition Agreement") and made between, inter alia, the Assignor and N.B.S. ULT Limited ("the goodwill")
(1) Pursuant to the terms of the Acquisition Agreement, the Assignor has entered into a Cross-Option Agreement (as defined in the Acquisition Agreement) with N.B.S. ULT Limited
(2) Pursuant to the terms of the Option Agreement an option has been exercised and in connection with such exercise, the Assignor has agreed to assign to the Assignee such right title and interest that the Assignor has in the goodwill on the terms set out below
IT  IS  AGREED  AS  FOLLOWS  :
1.     ASSIGNMENT
     In  consideration  of  the  payment  by the Assignee to the Assignor of TWO
MILLION POUNDS ( 2,000,000) (receipt of which is hereby acknowledged by the Assignor) the Assignor assigns unto the Assignee with full title guarantee the goodwill TO HOLD unto the Assignee absolutely